EXHIBIT 10.4

                             SUBSCRIPTION AGREEMENT

BAK International, Ltd.
BAK Industrial Zone
Atou Village
Kui Chong Town
Lunggang District
Shenzhen, China 518119
Attention:  Li Xiang Qian, President


Ladies and Gentlemen:

         The   undersigned   subscriber   ("Subscriber")   hereby  tenders  this
Subscription Agreement (this "Agreement") in accordance with and subject to the terms and conditions set forth herein:

1.       Subscription.

         1.1 Subscriber hereby subscribes for and agrees to purchase the number of shares (the "Shares") of common stock (the "Common Shares"), of BAK International, Ltd., a Hong Kong corporation (the "Company"), indicated on the signature page attached hereto at the purchase price set forth on such signature page (the "Purchase Price"). Subscriber has made payment by wire transfer of funds in accordance with instructions from the Company in the full amount of the Purchase Price of the Common Shares for which Subscriber is subscribing (the "Payment").

         1.2 This Agreement is part of an offering of Common Shares being conducted by the Company (the "Offering"). Under the terms of the Offering, the Company seeks to raise a minimum of $8 million (USD) (the "Minimum Offering") up to a maximum of $17 million (USD) (the "Maximum Offering") ( proceeds from the Minimum and Maximum Offerings being collectively referred to herein as the "Gross Proceeds Amount") based on an Offering price of $___ per share. The Company agrees that it shall not undertake any other financings (other than acquisitions utilizing capital stock of the Company or the Public company, as hereinafter defined) involving its Equity Common Shares (as defined below) on terms more favorable than those in the Offering until thirty (30) days after the effectiveness of the Registration Statement (as that term is defined below) covering all of the Common Shares, without the prior written approval of the holders of a majority of the Common Shares subscribed for in this Offering. The term "Equity Common Shares" as used herein shall mean all capital stock of the Company or the Public Company (as hereinafter defined), plus all rights, warrants, options, convertible Common Shares or Public Company common shares or indebtedness, exchangeable Common Shares or Public Company common shares or indebtedness, or other rights, exercisable for or convertible into, directly or indirectly, capital stock of the Company or the Public Company. Notwithstanding the above, "Equity Common Shares" shall not include any Common Shares of the Company or common shares of the Public Company issued pursuant to any incentive or stock option plan of the Company or the Public Company approved by the shareholders or the board of directors of the Company or the Public Company.

         1.3 Subscriber understands that it will not earn interest on any funds held by the Company prior to the date of closing of the Offering. The funds will be held in escrow pending the closing of the Offering. Attached as Exhibit "A" hereto is the form of Escrow Agreement (the "Escrow Agreement") that will govern the maintenance of funds until the sooner of the closing of the Offering or the expiration thereof. The Closing Date of the Offering is referred to as the "Closing Date." The Closing shall occur on or before December 28, 2004. The Company shall have the right to a one time 45 day extension of the Closing Date. If the Offering is not closed by said date all Gross Offering Proceeds then in escrow shall be returned to the Subscriber. The closing shall occur upon the satisfaction of the following conditions and in the following sequence: (a) confirmation from the Escrow Agent, as identified in the Escrow Agreement, that the proceeds from the Minimum Offering are on deposit; (b) participation by the each of the subscribers to the Offering in that certain exchange transaction (the "Exchange"), whereby each subscriber and all other shareholders of the Company will exchange their Common Shares for the identical number of shares (the "Public Company Shares") of a corporation domiciled in the United States of America which has common equity securities eligible for quotation on the



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Over-the-Counter  Bulletin  Board  (the  "Public  Company");  and (c) the Public
Company files a registration statement on a suitable form (the "Registration Statement") with the U.S. Securities and Exchange Commission to register the Public Company Shares held by the subscribers to the Offering. Gross Offering Proceeds will not be released to either the Company or the Public Company until such time as each of the forgoing has been completed. Certificates will be issued in the name of each such subscriber, and the name of such subscriber will be registered on the stock transfer books of the Public Company as the record owner of Public Company Shares. The Public Company will promptly thereafter issue to each subscriber a stock certificate for the Public Company Shares to which it is entitled.

         1.4 Subscriber hereby agrees to be bound hereby upon (i) execution and delivery to the Company of the signature page to this Agreement and (ii) written acceptance on the Closing Date by the Company of Subscriber's subscription, which shall be confirmed by faxing to the Subscriber the signature page to this Agreement that has been executed by the Company (the "Subscription").

2.       Offering Material.

         Subscriber represents and warrants that it is in receipt of and that it has carefully read the following items:

         (a) The Company's business plan , the form of which is attached hereto (the "Business Plan");

         (b) The audited financial statement of Shenzhen BAK Battery Co., Ltd., the Company's wholly-owned subsidiary ("BAK") for the fiscal years ended September 30, 2003 and 2004.

         (c) The Exchange Agreement;

         (d) The Escrow Agreement; and

         (e) A draft of the Registration Statement.

         The documents listed in this Section 2 shall be referred to herein as the "Disclosure Documents."

3.       Conditions to Subscriber's Obligations.

         3.1 The obligation of Subscriber to close the transaction contemplated by this Agreement (the "Transaction") is subject to the satisfaction on or prior to the Closing Date of the following conditions set forth in Sections 3.2 through 3.5 hereof.

         3.2 The Company shall have executed this Agreement.

         3.3  The  Board  of  Directors  of  the  Company   shall  have  adopted
resolutions consistent with Section 4.1(d) below.

         3.4 Subscriber shall have received copies of all documents and information which it may have reasonably requested in connection with the Offering.

         3.5 The Exchange shall have been simultaneously consummated.

         3.6 The Registration Statement shall have been filed with the SEC.

         3.7 The representations and warranties of the Company shall be true and correct on and as of the Closing Date as though made on and as of such date.

         3.8 If so requested by Subscriber, the Company shall have delivered to the custodian for the Subscriber duly executed certificate(s), registered in the name of Subscriber's nominee, representing the Public Company Shares.




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4.       Representations and Warranties; Covenants; Survival.

         4.1 The Company represents and warrants to Subscriber that, at the date of this Agreement and as of the Closing Date:

         (a) The Company and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation, with all requisite corporate power and authority to carry on the business in which they are engaged and to own the properties they own, and the Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company and each of its subsidiaries are duly qualified and licensed to do business and are in good standing in all jurisdictions where the nature of their business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

         (b) Except as otherwise described in the Disclosure Documents, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company threatened, against the Company, that could reasonably be expected to have a material adverse effect on the Company or any subsidiary, any of the Common Shares, or the business of the Company and its subsidiaries, or which concerns the transactions contemplated by this Agreement.

         (c) The audited financial statements of BAK as of September 30, 2003 and 2004 including the notes contained therein, fairly present the financial position of BAK at the respective dates thereof and the results of its operations for the periods purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. Since September 30, 2004, there has been no material adverse change in the financial condition of the Company or BAK from the financial condition stated in such financial statements.

         (d) The Company, by appropriate and required corporate action, has, or will have prior to the closing, duly authorized the execution of this Agreement and the issuance and delivery of the Common Shares. The Common Shares are not subject to preemptive or other rights of any stockholders of the Company and when issued in accordance with the terms of this Agreement, the Common Shares will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.

         (e) Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the charter documents of the Company, or of any of its subsidiaries, and, will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Company, or of any of its subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, or any of its subsidiaries, other than such breaches, defaults or liens which would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company is not in default under any provision of its organizational documents or under any provision of any agreement or other instrument to which it is a party or by which it is bound or of any law, governmental order, rule or regulation so as to affect adversely in any material manner its business or assets or its condition, financial or otherwise.

         (f) The Disclosure Documents, taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading.

         (g) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (h) No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Common Shares under this Agreement.



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

         (i) The Company is not now, and after the sale of the Common Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) Subject to the accuracy of the Subscriber's representations and warranties in Section 7 of this Agreement, the offer, sale, and issuance of the Common Shares in conformity with the terms of this Agreement constitute transactions made exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and from the registration or qualification requirements of the laws of any applicable state.

         (k) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Subscriber.

         (l) Li Xiangqian, the Company's and BAK's Chief Executive Officer has agreed that he will not sell, transfer or otherwise dispose of his holdings in either the Company or the Public Company, upon consummation of the Going Public Transaction, except to persons or entities who agree to be bound by the same restrictions, for a period of twelve months following the date the Public Company's securities become eligible for quotation on the NASDAQ Stock Market.

         (m) Executive management of the Company will escrow 10% of their holdings (the "Make Good Shares") in the Public Company following consummation of the Going Public Transaction, so that in the event the consolidated financial statements of the Public Company do not reflect $12 million of Net Income ("NI") for the fiscal year ending September 30, 2005 and $27 million NI for the fiscal year ending September 30, 2006, respectively (the "Guaranteed NI") the Make Good Shares shall be distributed on a pro rata to the subscribers to the Offering as follows: (i) in the event that the Guaranteed NI for fiscal 2005 is not achieved, 50% of the Make Good Shares will be delivered to participants in the Offering within ten (10) business days of the date the audit report for the period is filed with the SEC; and (b) in the event that the Guaranteed NI for fiscal 2006 is not achieved, the balance of the Make Good Shares will be delivered to participants in the Offering within ten (10) business days of the date the audit report for the period is filed with the SEC. If the Guaranteed NI is achieved for a given fiscal year, holders of the Make Good Shares can immediately take possession of the number of said shares reserved for distribution during said period to participants in the Offering. In the event the Make Good Shares are delivered to participants in the Offering, the holders thereof shall be afforded demand registration rights to have the Make Good Shares registered under the Securities Act.

         4.2 The Company shall indemnify and hold harmless the Subscribers from and against all fees, commissions or other payments owing by the Company to any other person or firm acting on behalf of the Company hereunder.

5.       Transfer and Registration Rights.

         5.1 Subscriber acknowledges that it is acquiring the Common Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act and any applicable state or other securities laws ("State Acts"). Subscriber further agrees that, except in connection with the Exchange, it will not sell, assign, transfer or otherwise dispose of any of the Common Shares or the Public Company Shares in violation of the Securities Act or State Acts and acknowledges that, in taking unregistered Common Shares and ultimately Public Company Shares, it must continue to bear economic risk in regard to its investment for an indefinite period of time because of the fact that neither of such securities have been registered under the Securities Act or State Acts and further realizes that such securities cannot be sold unless subsequently registered under the Securities Act and State Acts or an exemption from such registration is available.

         5.2 Neither the Common Shares or the Public Company Shares issued pursuant to this Agreement may be transferred except in a transaction which is in compliance with the Securities Act and State Acts.

6.       Closing.




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

         6.1 The closing of the Offering shall take place at such time and at such place as the Company shall determine, provided that the Closing shall occur no later than December 28, 2004, unless otherwise extended for up to an additional 45 days . If the closing of the sale of Common Shares to Subscriber has not occurred within the time frame provided in the previous sentence, then Subscriber may terminate this Agreement by giving written notice to the Company.

         7. Subscriber Representations. Subscriber hereby represents, warrants and acknowledges and agrees with the Company as follows:

         7.1 Subscriber has been furnished with and has carefully read the Disclosure Documents as set forth in Section 2 hereto and is familiar with the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, Subscriber is not relying on the Company (or any agent or representative of any of the Company). Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber's legal, tax, accounting and financial advisers the suitability of an investment in the Common Shares for Subscriber's particular tax and financial situation.

         7.2 Subscriber has had an opportunity to inspect relevant documents relating to the organization and operations of the Company. Subscriber acknowledges that all documents, records and books pertaining to this investment which Subscriber has requested have been made available for inspection by Subscriber and Subscriber's attorney, accountant or other adviser(s).

         7.3 Subscriber and/or Subscriber's advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering.

         7.4 Subscriber is not subscribing for the Common Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

         7.5 Subscriber is an "accredited investor," within the meaning of Rule 501(a) of Regulation D under the Securities Act ("Regulation D"). Subscriber, by reason of Subscriber's business or financial experience or the business or financial experience of Subscriber's professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate, directly or indirectly, can be reasonably assumed to have the capacity to protect
Subscriber's own interests in connection with the transaction. Subscriber further acknowledges that he has read the written materials provided by the Company.

         7.6 Subscriber has adequate means of providing for Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Common Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

         7.7 Subscriber has such knowledge and experience in financial, tax and business matters so as to enable Subscriber to use the information made available to Subscriber in connection with the Offering to evaluate the merits and risks of an investment in the Common Shares and to make an informed investment decision with respect thereto.

         7.8 Subscriber recognizes that investment in the Common Shares involves substantial risks. Subscriber further recognizes that no Federal or state agencies have passed upon this offering of the Common Shares or made any finding or determination as to the fairness of this investment.

         7.9 Subscriber acknowledges that each certificate representing the Public Company Shares shall contain a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY



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         APPLICABLE  STATE  SECURITIES  LAWS OR PURSUANT  TO  AVAILABLE
         EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         7.10 If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Common Shares, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Common Shares; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and
(iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Common Shares, unless each beneficial owner of such entity is qualified as an "accredited investor" within the meaning of Regulation D and has submitted information substantiating such individual qualification.

         7.11 If Subscriber is a retirement plan or is investing on behalf of a retirement plan, Subscriber acknowledges that investment in the Common Shares poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment in the Common Shares to offset taxable income.

8.       Understandings.

         Subscriber understands, acknowledges and agrees with the Company as follows:

         8.1 Subscriber hereby acknowledges and agrees that upon notice of acceptance from the Company pursuant to Section 1.3, the Subscription hereunder is irrevocable by Subscriber, that, except as required by law or as permitted under Section 6.1 above, Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of Subscriber hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

         8.2 No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment nor any recommendations or endorsement of the Common Shares.

         8.3 The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Subscriber herein.

         8.4 It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         8.5 No person or entity acting on behalf, or under the authority, of Subscriber is or will be entitled to any broker's, finder's or similar fee or commission in connection with this Subscription.

         8.6 Subscriber acknowledges that the information furnished in this Agreement by the Company to Subscriber or its advisers in connection with the Offering, is confidential and nonpublic and agrees that all such written



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information  which is material and not yet publicly  disseminated by the Company shall be kept in confidence by Subscriber and neither used by Subscriber for Subscriber's personal benefit (other than in connection with this Subscription), nor disclosed to any third party, except Subscriber's legal and other advisers who shall be advised of the confidential nature of such information, for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company). The representations, warranties and agreements of Subscriber and the Company contained herein and in any other writing delivered in connection with the Offering shall be true and correct in all material respects on and as of the Closing Date of such Subscription as if made on and as of the date the Company executes this Agreement and shall survive the execution and delivery of this Agreement and the purchase of the Common Shares.

         8.7 IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE COMMON SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

9.       Miscellaneous.

         9.1 Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Company, addressed to it at the address set forth below:

                           BAK Industrial Zone
                           Atou Village
                           Kui Chong Town
                           Lunggang District
                           Shenzhen, China 518119
                           Attention:  Li Xiang Qian, President

         and in the case of Subscriber to the address set forth below:

                       ___________________________________
                       ___________________________________
                       ___________________________________
                       ___________________________________


         9.2 This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of Hong Kong, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         9.3 In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party, as determined by the finder of fact, shall be entitled to be reimbursed by the opposing party for all of the prevailing party's reasonable outside attorneys' fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

         9.4 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. The



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

Company acknowledges that all material facts upon which it has relied in forming its decision to enter into this Agreement are expressly set forth herein and further acknowledges that the Subscriber has not made any representations, express or implied, which are not set expressly set forth herein. This Agreement supercedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         9.5 The Company shall indemnify, defend and hold harmless Subscriber and each of its agents, partners, members, officers, directors, representatives, or affiliates (collectively, the "Subscriber Indemnities") against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees ("Losses"), sustained by Subscriber Indemnities resulting from, arising out of, or connected with any material inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Company contained in this Agreement (including the Exhibits hereto) or in any document delivered in connection herewith.

         9.6 Subscriber shall indemnify, defend and hold harmless the Company and each of its agents, partners, members, officers, directors, representatives, or affiliates (collectively, the "Company Indemnities") against any and all Losses sustained by the Company Indemnities resulting from, arising out of, or connected with any material inaccuracy in, breach of, or non-fulfillment of any representation, warranty, covenant or agreement made by or other obligation of Subscriber contained in this Agreement (including the Exhibits hereto) or in any document delivered in connection herewith.

         9.7 The Company shall not issue any public statement or press release, or otherwise disclose in any manner the identity of the Subscriber or that Subscriber has purchased the Common Shares, without the prior written consent of the Subscriber, except as may be required by applicable law; provided, however, that the Company may disclose such information in the Registration Statement filed with the SEC.

10. Signature. The signature page of this Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."

                   SUBSCRIPTION AGREEMENT GENERAL INSTRUCTIONS
                   -------------------------------------------

General Instructions

         These  Subscription   Documents  contain  all  documents  necessary  to
subscribe for Common Shares ("Common Shares"), of BAK International, Ltd., a Hong Kong corporation (the "Company").

         You may subscribe for Common Shares by completing the Subscription Agreement in the following manner:

1. On line (a) of the signature page state the number of Common Shares you wish to purchase.

2. On line (b) of the signature page state the total cost of the Common Shares you wish to purchase. To obtain the cost, multiply the number of Common Shares you desire to purchase by the purchase price per Common Share set forth therein.

3. Sign and state your address, telephone number and social security or other taxpayer identification number on the lines provided on the signature page to the Subscription Agreement and deliver the completed Subscription Agreement with payment of the entire purchase price of the Common Shares subscribed for as set forth below. Payment should be made in United States Dollars by wire transfer to:

         ___________________________________
         ___________________________________
         ___________________________________
         ___________________________________


The Subscription Agreement Signature Page must be completed and signed by each investor. Send all documents to:

                  Securities Transfer Corporation
                  Attention: Kevin Halter
                  2591 Dallas Parkway, Suite 102
                  Frisco, Texas 75034

         THE COMPLETED SUBSCRIPTION AGREEMENT SHOULD BE RETURNED IN ITS ENTIRETY TO THE ESCROW AGENT DESIGNATED ABOVE.

Acceptance of Delivery

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the completed Subscription Agreement will be reasonably determined by the Company. The Company reserves the absolute right to reject any completed Subscription Agreement, in its sole and absolute discretion. The Company also reserves the right to waive any irregularities in, or conditions of, the submission of completed Subscription Agreements. The Company shall be under no duty to give any notification of irregularities in connection with any attempted subscription for Common Shares or incur any liability for failure to give such notification. Until such irregularities have been cured or waived, no subscription for Common Shares shall be deemed to have been made. Any Subscription Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Company to the Subscriber as soon as practicable.

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE


         The undersigned investor hereby certifies that he or she (i) has received and relied solely upon information provided by the Company, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth in this Subscription Agreement and (iv) is a resident of the state indicated below.

         (a)      The undersigned subscribes for __________ Common Shares.
         (b) The total cost of the Common Shares subscribed for, at $____ per Common Share, is $__________ (the "Purchase Price").


                                 If other than Individual check one and indicate
_____________________________    capacity of signatory under the signature:

                                 [_] Trust
                                 [_] Estate
_____________________________    [_] Uniform Gifts to Minors Act of State of____
Name of Subscriber (Print)       [_] Attorney-in-fact
                                 [_] Corporation
                                 [_] Other______________________________________


_____________________________    If Joint Ownership, check one:
Name of Joint Subscriber
(if any) (Print)
                                 [_] Joint Tenants with Right of Survivorship
                                 [_] Tenants in Common
_____________________________    [_] Tenants by Entirety
Signature of Subscriber          [_] Community Property


_____________________________
Signature of Joint Subscriber
(if any)

_____________________________
Capacity of Signatory
(if applicable)


_____________________________    Backup Withholding Statement:
Social Security or               Please check this box only if the investor
Taxpayer Identification Number   is subject to:

                                 [_] backup withholding.
_____________________________
Address                          Foreign Person:
                                 Please check this box only if
                                 the investor is a:

                                 [_] nonresident  alien,  foreign  corporation,
_____________________________        foreign  partnership,   foreign  trust  or
City      State     Zip Code         foreign estate.


Telephone (   )____________________
Telecopy No. ______________________

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

         THE SUBSCRIPTION FOR _____________ COMMON SHARES BAK INTERNATIONAL, LTD. BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED AS OF ________________, 2004.


                                  BAK INTERNATIONAL, LTD.

                                  By: __________________________________________

                                  Title:________________________________________

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement"), dated effective as of the last date set forth opposite the respective signatories hereto, is entered into by and among BAK International, Ltd., a Hong Kong corporation (the "Company"), each of the subscribers to the Company's private offering of securities identified below (collectively, the "Subscribers"), and Securities Transfer Corporation (hereinafter referred to as "Escrow Agent").

         WHEREAS, the Company and each of the Subscribers have entered into a Subscription Agreement (the "Subscription Agreement") pursuant to which each Subscriber has agreed to purchase from the Company, and the Company has agreed to sell to each Subscriber, the number of shares of the common stock of the Company identified therein;

         WHEREAS, pursuant to the Subscription Agreement, the Company and the Subscribers have agreed to establish an escrow on the terms and conditions set forth in this Agreement;

         WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

         WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the Subscription Agreement;

         NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

         1. Appointment of Escrow Agent. The Subscribers and the Company hereby appoint Securities Transfer Corporation as Escrow Agent to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

         2. Establishment of Escrow. All amounts invested by the Subscribers as identified in each accepted Subscription Agreement shall be deposited with the Escrow Agent in immediately available funds by federal wire transfer, such funds being referred to herein as the "Escrow Funds".

         3. Segregation of Escrow Funds. The Escrow Funds shall be segregated from the assets of Escrow Agent and held in trust for the benefit of the Company and the Subscribers in accordance herewith.

         4. Receipt and Investment of Funds.

                  (a) Escrow Agent agrees to place the Escrow Funds in a non-interest bearing and Federally insured depository account. Subject to
Section 7.3 hereof, Escrow Agent shall have no liability for any loss resulting from the deposit of the Escrow Funds.

                  (b) The Escrow Agent shall cause to be prepared all income and other tax returns and reports the Escrow Agent, in its sole discretion, deems necessary or advisable in order to comply with all tax and other laws, rules and regulations applicable to the Escrow Funds.

         5. Disbursement of the Escrow Funds.

                  (a) Duration. This Agreement shall terminate on the first to occur of the following dates:

                           (i) on the Closing Date of the Offering, at which time the Escrow Funds shall be delivered to the Company; or

                           (ii) on the termination date of the Offering, in which event the Escrow Funds shall be returned to the Subscribers.

                           Either of the forgoing dates may be extended by joint written instructions to Escrow Agent by the Company and the Subscribers (any such date, or any later date to which any prior Termination Date has been so extended being referred to herein as the "Termination Date"). On the Termination Date, Escrow Agent shall disburse the Escrow Funds it then holds in accordance with the provisions of this Agreement and this Agreement shall terminate, whereupon all of Escrow Agent's liabilities and obligations in connection with the Escrow Funds shall terminate

         6. Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Funds, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in Dallas County, Texas, and the portion of the Escrow Funds in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to that portion of the Escrow Funds.

         7. Exculpation and Indemnification of Escrow Agent.

                  (a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Escrow Funds. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than

Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

                  (b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Texas upon fiduciaries.

                  (c) Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company and the Subscribers from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

         8. Compensation of Escrow Agent. The Company will pay Escrow Agent an amount equal to Escrow Agent's standard fee schedule rate for all services rendered by Escrow Agent hereunder.

         9. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.

         10. Method of Distribution by Escrow Agent. All disbursements by Escrow Agent to a party to this Agreement will be made by wire transfer of immediately available funds to an account designated in writing by the party to receive any such payment.

         11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

         12. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

         If to Escrow Agent:          Securities Transfer Corporation
                                      2591 Dallas Parkway, Suite 102
                                      Frisco, Texas 75034
                                      Attention: Kevin Halter

         If to the Company:           BAK Industrial Zone
                                      Atou Village
                                      Kui Chong Town
                                      Lunggang District
                                      Shenzhen, China 518119
                                      Attention: Li Xiang Qian, President

         If to the Subscribers:       Addresses noted in their respective
                                      Subscription Agreements


or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

         13. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement.

No portion of the Escrow Funds shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

         15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCEPT THAT THE PORTIONS OF THE TEXAS TRUST CODE,
SECTION 111.001, ET SEQ. OF THE TEXAS PROPERTY CODE, CONCERNING FIDUCIARY DUTIES AND LIABILITIES OF TRUSTEES SHALL NOT APPLY TO THIS AGREEMENT. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF DALLAS COUNTY, TEXAS, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

         16. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         17. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

                                           BAK International, Ltd.


                                           By:    ______________________________
                                           Its:   ______________________________
                                           Dated: ______________________________


                                           SECURITIES TRANSFER CORPORATION


                                           By:    ______________________________
                                           Its:   ______________________________
                                           Dated: ______________________________


                                           SUBSCRIBERS:

                                           _____________________________________

--------------------------------------------------------------------------------
BAK


                           CONFIDENTIAL BUSINESS PLAN


                          SHENZHEN BAK BATTERY CO, LTD.


                                  November 2004


                        Confidential Treatment Requested
                        --------------------------------
          Confidential Material in this document has been redacted and
          ------------------------------------------------------------
                      filed separately with the Commission.
                      -------------------------------------















----------------
[*****]Confidential Material redacted and filed separately with the Commission.



                             CONFIDENTIAL TREATMENT

                                   DISCLAIMER
                     IMPORTANT NOTICE TO RECIPIENTS OF THIS
                           CONFIDENTIAL BUSINESS PLAN


This Confidential Business Plan (the "Business Plan 2004") and its contents are the property of Shenzhen BAK Battery Co., Ltd ("BAK"). By accepting delivery of this Business Plan 2004, the recipient agrees to return this Business Plan 2004 and all related documents, if any, to BAK, upon request. The recipient agrees that neither it nor its agents, representatives, directors, or employees will copy, reproduce, or distribute this Business Plan, in whole or in part. The recipient agrees not to disclose the contents of this Business Plan 2004 to any party other than the recipient's business or tax advisors, for investment consideration only.

Information contained in this Business Plan 2004 has been obtained from BAK, and from other sources deemed reliable, as of the date of its publishing, but no representation or warranty is made as to its accuracy or completeness. No person has been authorized in connection with this Business Plan 2004 to give any information or to make any representations other than those contained herein and, if given or made, must not be relied upon as having been authorized. Only those representations and warranties, which may be made by BAK, in a definitive written agreement, when and if one is executed, will have any legal effect.

This Business Plan 2004 contains forward-looking statements concerning plans, intentions, strategies, expectations, predictions, financial projections and beliefs of BAK, in regard to future activities and results of operations and other future events or conditions. Actual results, events, or conditions could differ materially from those projected by BAK, due to a variety of factors, some of which are beyond the control of BAK. BAK disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

This Business Plan 2004 is not, and should not be construed as, an offer to sell or a solicitation of an offer to buy securities of BAK and is for information purposes only.

--------------------------------------------------------------------------------
                                Table of Contents


1.     Executive Summary
2.     Industry Information
2.1        Industry introduction
2.2        World Li-ion industry trends
2.3        Chinese Li-ion industry trends
2.4        Li-ion industry segmentation and trends
3.     The Company
3.1        History
3.2        Company organization framework
3.3        Employees and management
3.4        Facilities
3.5        R&D Center
3.6        Corporate culture and management model
4.     Products and Services
4.1        Product lines
4.2        Proprietary technology
4.3        Post-sale service
4.4        Suppliers
5.     Sales and Marketing
5.1        Marketing strategies
5.2        BAK's current market
5.3        Customers
5.4        Potential market opportunities
6.     Strategic Analysis
6.1        SWOT analysis
6.2        Competitive analysis
6.3        Strategic Plan
6.4        Risks related to doing business in China
7.     Proposed Equity Plan
7.1        The transaction
7.2        Financing and restructuring plan
7.3        Use of funds
7.4        Timetable
8.     Historical Financial Information
9.     Projected Financial Information


Exhibits
Photos of Facilities

--------------------------------------------------------------------------------

                            PART 1: EXECUTIVE SUMMARY

Founded in 2001, Shenzhen BAK Battery Co., Ltd. ("BAK" or the "Company") is a China-based company specializing in lithium ion(as "Li-ion" or "Li-ion cell") battery cell production, primarily for cell phones. It has achieved high levels of growth over the past four years and has become the seventh largest Lithium battery cell manufacturer in terms of production capacity worldwide.

Lithium Ion ("Li-ion") battery unit production has increased 30 times over the past 10 years (1994-2004). At the beginning of 1990's, the Li-ion battery industry was pioneered in Japan as a new and more efficient type of energy storage than previous technologies. Li-ion batteries rapidly became the batteries of choice for the rapid developing of mobile phone industry. In addition, due to development of electronic products like high-power handset phones, laptop computers, digital cameras and video camcorders, the compound annual worldwide growth rate of Li-ion battery production is estimated at 23.2% during the years 2003-2006 (according to the Chinese Battery Association Annual Report 2004,4). Longer term estimates through 2010 project similar growth rates.

The annual growth rate of Li-ion battery's production has been more than 140% in China since 2001, and China's share of the worldwide market is rapidly growing. In 2002, the production of Li-ion batteries in China was 270 million pieces, which was more than 20% of global market share. Unit production reached 500 million in 2003, which was almost 30% of global market share. The newest report from the Association of Chemical and Physical Industry of China indicates that the annual growth rate will exceed 30% per year over the next several years.

China has become Japan's biggest competitor in Li-ion battery production. Japan had a 93.9% global market share through 2000. However, Japan's share decreased to 69.4% in 2002, and 58.2% in 2003. Industry estimates are that by 2005 Japan's market share will drop to less than 50%. Japan has lost market share primarily to Chinese companies. One of the key reasons is that China is the biggest market for mobile phones. Another reason is lower prices from Chinese companies; China's lower labor and infrastructure costs result in a reduced product cost. The pressure from Chinese companies is the most important factor in decreasing Li-ion battery prices in the world market. The third reason is that China has established strong vertical integration of production, which results in significant production advantages. China is by far the biggest competitor for Japan in this market.

Massive capacity, low manufacturing cost, high quality and the right marketing strategy are the major elements of company's core competitive edge. BAK's monthly output capacity is 15 million pieces and actual current production is
11.8 million which makes BAK the seventh largest Li-ion manufacturer in the world. BAK's specialty is the production of Li-ion battery cells, offering three major types divided into 90 different models, including steel case, aluminum case and cylindrical Li-ion rechargeable batteries. The battery cells are the core components of Li-ion rechargeable battery packs. Chinese battery manufacturers have historically imported battery cells from foreign countries to produce Li-ion rechargeable battery. With BAK's large Li-ion cell manufacturing capacity, discounted prices, and sophisticated market positioning, Chinese Li-ion battery packing companies (which combine the cells into battery packs) now have a lower cost domestic supplier and are able to gain market share.

BAK has gained a dominant, over 60%, market share of the replacement Li-ion battery market in China. BAK has enlarged its production capacity rapidly over the past year to become the second largest manufacturer in the Chinese market, with an output of 11.8 million pieces per month and a current capacity for 15 million pieces. In the Chinese replacement battery market, BAK has obtained over 60% of the market share, and has a dominant position in this market. Compared with B&K, HuanYu and Coslight, its smaller competitors in this segment, BAK provides both a more customized and higher quality product at a lower cost. Compared with BYD, BAK's largest competitor, the company has a [*****] cost for similar products.

BAK is moving into the Original Equipment Manufacturing (OEM) Market. Having now succeeded in leading the replacement Li-ion battery market in China, BAK is now moving into the OEM market. Over the last year, BAK has begun the preliminary certification process with several cell phone manufactures to become an OEM supplier to these companies. In September 2004, BAK began the preliminary process with Motorola and expects to enter the formal stage of certification by March 2005. The Company expects to complete this certification process with Motorola by June 2005. BAK is also in the preliminary certification process with Siemens and Ningbo Bird, a large Chinese cell phone manufacturer, and expects to complete the OEM certification process with these companies in November 2005.

BAK's management team and organizational structure meets the top standards of a US public company. BAK's management team is energetic, knowledgeable and professional. Mr. Xiangqian Li, CEO, has many years of experience in the capital markets in China. He founded the company in 2001, and successfully grew it to its current size through low cost manufacturing and Li-ion research in the battery industry. CFO Mr. Yongbin Han, CPA, has many years of experience in various financial fields. In BAK's technical team, the company has two world-class Li-ion battery experts. The first, Dr. Huanyu Mao, BAK's Chief Technology Officer is a PhD, with over 13 years of working experience in developing battery cells for laptop use and is widely recognized as one of the leading authorities in the world within this field. He assisted in starting Lishen (the third largest lithium-ion battery manufacture in China) and supervised Lishen's successful completion of Motorola's certification process. Dr. Mao is also well known in the Li-ion battery industry for his research with Polymer cells and HEV Batteries. In 1999, Dr. Mao won the "Friendship Award", which is the highest award for foreign workers in China, sponsored by China's Central Government to recognize his contribution to new technology development. In February 2002, he won the "State Science and Technology Cooperation Award", also given by China's Central Government, in appreciation for his contribution to the Chinese economy. BAK's second technical expert, Dr. Qingyi Yao, is also well known in the space. Dr. Yao has gain great success in the research of high capacity laptop PCs batteries. The specific battery created by his team has already obtained the European Union's ("EU's") safety certificate.

BAK has a clear short and long-term plan. During the next two years, the Company plans to emphasize its push into the global original cellular phone battery market ("OEM"), the electric power tools battery market, and to significantly increase the production of laptop batteries.

With the proceeds from this offering, the Company will build a production line for laptop batteries ("18650") to a monthly output of about 2.5 million pieces by June 2005. In two to three years, BAK plans to begin selling into the electric bicycle battery market. In conjunction with China FAW Group, China's largest automobile manufacturer, the Company has also recently begun research into the Hybrid Electric Vehicle ("HEV") battery market. BAK's objective is to reduce the cost of the Li-ion battery to the same level as that of Nickel Cadmium ("NiCd") and Nickel Metal Hydride ("NiMH") batteries, which will among other things make BAK's Li-ion battery a much more desirable alternative for the HEV market. BAK's R&D center is continuing to make significant progress on Li-ion battery manufacturing cost reductions and new technologies.

[*****].

Summary of Historical and Projected Financial Data

Over the next two years, BAK anticipates its net income will continue to grow at an average rate of [*****]. In the four years since its founding in 2001, BAK has increased its monthly production to 11.8 million units, resulting in revenues with a cumulative annual growth rate of more than 350% over the past two years. The Company is projecting revenues in excess of $110 million for the fiscal year ending September 30, 2005, compared to $64.1 million for the most recent fiscal year. Based upon its experience, management estimates net profits will grow 68% in 2005 and [*****] in 2006 or an average of [*****], resulting in net profits of $12.1 million dollars in fiscal year 2005 and [*****] million in fiscal year 2006.

As part of a proposed $17 million equity financing, existing shareholders will escrow 10% of their BAK's stock, to be used as compensation for investors if the Company fails to deliver the projected profit. (For a more detailed description of the investment terms please reference section 7.1 of this business plan.)

      Table 1-1: Summary of historical and projected financial information

($ in 000,8.265RMB/$1.00)                               FYE September 30,
                            ---------------------------------------------------------------------------------------
                                2002           2003           2004           2005           2006           2007
                            ------------   ------------   ------------   ------------   ------------   ------------

Revenues                    $    3,050.2   $   20,266.6   $   64,088.3   $  110,103.3           ****           ****
Gross Income                $      536.5   $    5,694.7   $   14,458.0   $   22,767.3           ****           ****
Gross Margin (%)                    17.6%          28.1%          22.6%          20.7%          ****           ****
Net Income                  $      719.7   $    3,765.3   $    7,226.4   $   12,111.3           ****           ****

Total Assets                $    3,778.7   $   23,008.9   $  103,168.3   $  141,880.6           ****           ****
Total Equity                $    1,929.6   $    5,682.1   $   23,797.8   $   52,499.7           ****           ****

Revenue Growth                        NA            564%           216%            72%          ****           ****
Net Income                            NA            423%            92%            68%          ****           ****

For more detailed projections, see the projections and accompanying assumptions in Part 9 of this business plan.


PART 2:  INDUSTRY INFORMATION

2.1 Industry Introduction:  The Li-ion battery industry is growing strongly.

World production of Li-ion batteries has increased 30 times in the past 10 years. Since 1992, when Sony first commercialized Li-ion batteries, the Japanese controlled the Li-ion battery market. The market's growth has been driven primarily by the spread of the mobile phone. (Data source: Portable Power Conference & Expo, September 13, 2004, San Francisco.)

Li-ion batteries are the most attractive rechargeable batteries available in the market to date. Lithium-based batteries can be categorized as non-rechargeable and rechargeable. Nowadays, non-rechargeable Lithium batteries are typically used in low-power consumer electronics applications such as film cameras, and rechargeable Lithium batteries (or "Li-ion") are used in heavy power consuming electric appliances such as cellular telephones, camcorders, digital cameras, laptops and so on. The rechargeable Li-ion market is growing much faster than the non-rechargeable lithium battery market.

Compared to other kinds of rechargeable batteries such as Nickel Cadmium ("NiCd") and Nickel Metal Hydride ("NiMH"), Li-ion batteries have several very attractive features:

     - a high operational voltage (normally 3.6v in market, it is 3 times more than NiCd or NiMH batteries),
     - lower self-discharge (<8% per month, 30% less than NiCd and 40% less than NiMH),
     - long cycle life (can be used thousands of times), and
     - no memory effect (unlike NiCd).

Table 2-1 below outlines these differences.

            Table 2-1: Comparison of NiCd, NiMH and Li-ion Batteries
----------------------------- ---------------------------- --------- -----------
Feature                                  NiCd                NiMH       Li-ion
----------------------------- ---------------------------- --------- -----------
Operation voltage                         1.2                1.2         3.6
----------------------------- ---------------------------- --------- -----------
Gravimetric Energy Density                50                65~105       140
Wh/kg
----------------------------- ---------------------------- --------- -----------
Volumetric Energy Density                 150                200         300
Wh/L
----------------------------- ---------------------------- --------- -----------
Cycle life                                500                500         1000
----------------------------- ---------------------------- --------- -----------
Self-discharge %/month                   25~30              30~35        6~9
----------------------------- ---------------------------- --------- -----------
Rapid charge                           Not good              Good        Good
----------------------------- ---------------------------- --------- -----------
Over charge                              Fair                Good      Not good
----------------------------- ---------------------------- --------- -----------
Memory effect                             Yes                 No          No
----------------------------- ---------------------------- --------- -----------
Environmental Issues              Release of cadmium,        None        None
                                      (poisonous)
----------------------------- ---------------------------- --------- -----------
    Information source: World Chemist 5th issue, 2002

Li-ion is taking market share from other technologies. According to Avicenne Development, an industry research group, the world NiCd market was $1 billion in 2003, and shrinking at an annual 10% rate. The world NiMH market was an estimated $640 million in 2003, shrinking at a 15% annual rate. By comparison, the Li-ion market has compound annual worldwide growth rate of 23.2% during the years 2003-2006, and estimates through 2010 project similar growth rates. The newest technology, Lithium polymer, has already reached $300mm in worldwide market size and is growing 20% per annum.

Rechargeable lithium polymer batteries are a new technology to be commercialized. The lithium salt electrolyte used in lithium polymer has many advantages over lithium ion design. These batteries are less hazardous if mistreated. Furthermore, since no metal battery cell casing is needed, the battery can be lighter and it can be specifically shaped to fit the device it will power. Because of the denser packaging without the holes between cylindrical cells and the lack of metal casing, the energy density of Li-poly batteries is over 20% higher than that of a classical Li-ion battery. Lithium Polymer technology still has problems with internal resistance and life cycle. Other challenges include longer charge times and the slower maximum discharge rates compared to more mature technologies.

Worldwide Li-ion battery production is shared by Japan, China and Korea. As the first county to research Li-ion battery techniques, Japanese Li-ion battery technology has historically been the most advanced in the world, and Japan's manufacturing equipment is mostly automatic. China and Korea imported techniques and equipment, put their own efforts into research and production practices, and have been making significant production improvements and research discoveries. China has become Japan's biggest competitor by offering quality products at lower prices. Korea is also growing quickly in this segment. Leading manufacturers by country are listed in table 2-2 below.

              Table 2-2: Leading World Li-ion Battery Manufacturers

--------------------- ----------------------------------------------------------
      Country                                 Company
--------------------- ----------------------------------------------------------
       Japan          Sanyo, Sony, Panasonic, GS, NEC, Hitachi
--------------------- ----------------------------------------------------------
       Korea          LG, Samsung,
--------------------- ----------------------------------------------------------
       China          BYD, BAK, Lishen, B&K, Huyo, Coslight
--------------------- ---------------------------------------------------------

The Japanese manufacturers are also less dominant in the Li-ion market. According to Avicenne, in 2003 industry leader Sanyo controlled 40% of the NiCd market and 55% of the NiMH market, but only 31% of the Li-ion market. Matsushita, #2 in 2003 in both the NiCd and NiMH market share with 26% and 25% respectively, had only 11% of the Li-ion market.

2.2 World Li-ion Industry Trends

Li-ion batteries are now replacing NiCd and NiMH battery. In recent years, wireless electronic product manufacturers and consumers have demanded the performance available only in Li-ion rechargeable batteries. Today in the global rechargeable battery market, Li-ion battery market share keeps increasing, from 20% in 2001 to 38% in 2003. According to projections sourced from the Chinese Battery Annual Report from April 2004, the Li-ion battery market is expected to experience a 23.2% compound annual growth rate over the next three years, which by 2006 is projected to result in a 56% share of the worldwide rechargeable battery market.

Table 2-3: Sales of Li-ion batteries compared with total sales of all rechargeable batteries (in US$ Millions)

              Polymer    Li-ionl   NiMH      NiCD     Total
              -------    -------   ------   ------    -----
1991                                100     1,500     1,600
1992                                150     1,550     1,700
1993                       <50      250     1,900     2,200
1994                       150      800     2,050     3,000
1995                       500     1,050    2,150     3,700
1996                      1,200     850     1,750     3,850
1997                      1,750     850     1,650     4,250
1998                      1,850     850     1,400     4,100
1999            <50       2,450    1,100    1,400     5,000
2000            200       2,800    1,300    1,200     5,500
2001            250       2,400     700      650      4,000
2002            250       2,400     650      950      4,250
2003            350       3,405     600      900       5300
2004            400       4,350     550      950      6,250
2005            300       4,200     560      940      6,000
AAGR 1991-2000 = 15%
AAGR 2001-2005 = 11%
(actual amounts cannot be determined)

Data  source:  Portable  Power  Conference  &  Expo,  September  13,  2004,  San
Francisco.

The emergence of multiple applications has driven the growth of the Li-ion battery market. The demand for Li-ion batteries in laptops and camcorders keeps increasing, as is demand for power mobile phone batteries. More recently, the pocket PC and portable video games have become the new target market for Li-ion batteries. In addition to these uses, there is a huge untapped market: the development of power tools, electric scooters and pure electric cars and Hybrid Electric Vehicles ("HEV"), all provide new potential applications of Li-ion technology. All these changes have driven Li-ion battery growth. In 2003-2006, the world Li-ion battery manufacturing compound growth rate is projected at 23.2%.

2.3 China Li-ion Industry Trends: Taking market share.

The average annual production growth rate in China has been at 140% since 2001, well ahead of the worldwide growth rate and the result of China's huge production capacity and low product costs. Spurred by the growth of BAK and similar companies, Li-ion battery production volume reached 270 million pieces in 2002, 20% of the global market share. China production volume exceeded to 500 million pieces in 2003, which was almost 30% of the global market. With the success of BYD, BAK, B&K, Lishen, Huanyu, and Coslight, the Chinese Li-ion battery industry is projected to grow 30% annually over the next 2-3 years.

Compared to Japan and Korea, China's production advantages can be categorized into three main areas:

(1) Low product cost. With abundant labor resources and low materials prices, Chinese companies can use semi-automated product lines to reduce costs and offer lower prices. The low price marketing strategy used by Chinese companies is the main reason that Li-ion batteries' prices have dropped worldwide.
(2) China is the biggest consumer with the fastest growing and highest mobile phone sales volume in the world.
(3) China has built an integrated industry chain from raw material to sales networks for Li-ion batteries, resulting in significant production efficiencies and lower costs.

The emergence of Chinese companies such as BAK has created competition with market leader SANYO for market share. BAK's output grew dramatically over the last year to its current 11.8 million pieces per month. BAK's growth has separated itself from other second tier players in China such as B&K and Huyu. In addition, the quality of BAK's products, meet or even exceed that of the Japanese companies in several key areas.

(1) High capacity: BAK uses technology resulting in higher storage capacity than Japanese products
(2) High discharge voltage: BAK uses certain raw materials, which management believes are better than those used by Japanese or other Chinese companies.
(3) Low internal resistance: most Chinese manufacturers use certain electrolyte ingredients, which more effectively reduce internal resistance. Lower battery resistance results higher power and better performance at lower temperatures.

The net result of these three factors, is a BAK cell phone battery with longer talking time.

These differences can be seen in the specifications described in table 2-4 below.

        Table 2-4: Li-ion Specifications for Chinese Companies (BAK,BYD)
                  Compared to Japanese Companies (Sanyo, Sony)
---------------------------------------- --------- --------- --------- ---------
              Feature                      BAK       BYD       SANYO     SONY
---------------------------------------- --------- --------- --------- ---------
Operating voltage (V)                      3.7       3.7        3.6      3.6
Capacity (mAh)                             750       750        630      630
Internal resistance (mC)                   <50       <60        <60      <60
Self-discharge (%/month)                    10        10         10       10
Time remaining above 3.6V at discharge    45-52     28-33      40-45    40-45
(minutes)
Cycle life                                 >500      >500       >500     >500
Safety                                     Good      Good       Good     Good
---------------------------------------- --------- --------- --------- ---------

BAK has gained a dominant position the replacement Li-ion battery market in China. From the time of the company's formation in 2001, BAK has focused on the replacement market as the segment where it wanted to establish a dominant position. The replacement market is a special section of the overall Li-ion battery market. Replacement batteries are not the original batteries that come with the cell phone purchase. This market provides customers with a second replacement battery or additional batteries for extended talking time and standby time. The replacement batteries are often sold with new cellular phones as a promotional technique, or sold to individuals who need more battery packs through retail channels. Also there is an extremely active pre-owned cellular phone market in China as most cellular phones in China are continuously used until the very end of the phone's life. This market is similar to the pre-owned car market in the US. The new types of phones are outdated in big cities in about one or two years. Then the phones are collected and sold to smaller cities or towns at lower prices. After another few years, these phones are collected and sold again to some rural areas at even lower prices. However in many cases, the phones are still functioning but the batteries are often not good enough to power the phones. There is a need to replace the original batteries with replacement batteries to keep the phones functional. Naturally, these batteries have to be at a fairly low price point. BAK's products fit this competitively priced requirement.

With a constant focus on increasing market share, BAK currently possesses over 60% of the overall replacement battery market as shown in the following table:

              Table 2-5: Chinese Replacement Battery Market Shares

Cell Suppliers     Units/Month (in 000)     Share
---------------    --------------------   --------
YinsiQi                           1,320       7.4%
Tianmao                           1,020       5.7%
AeroSpace                         1,320       7.4%
Funghua                             440       2.5%
B&K                                 880       5.0%
HYB                                 660       3.7%
HPS                               1,100       6.2%
BAK                              11,000      62.0%
                   --------------------   -------
Total                            17,740     100.0%

            Source: BAK Market Investigation Group, September, 2004.

In the future, BAK will continue to consolidate its dominant position in the replacement market, and will also focus on increasing its market share in the first tier OEM market through technological innovation, quality control systems and cooperation with Motorola and other world-class companies.

2.4 Li-ion market segmentation and trends

The Li-ion market has several key applications which are experiencing strong growth.

Mini Li-ion rechargeable batteries, used in small electronics, are the most established and largest market application. Table 2-6 below shows the usage of Li-ion batteries in Japan by application. Mobile phone applications remain the largest, at 57.4%. By comparison, in China, due to the relatively low commercialization rates of laptops and camcorders, the mobile phone market share is even higher. These new applications provide an excellent opportunity for growth in China.


               Table 2-6: Li-ion battery usage by segment in Japan
         ------------------------------------------- -----------------
         Equipment                                   Percentage
         ------------------------------------------- -----------------
         Mobile phones                               57.4
         ------------------------------------------- -----------------
         Laptop computers                            31.5
         ------------------------------------------- -----------------
         Camcorders                                  7.4
         ------------------------------------------- -----------------
         Other electric products                     3.7
         ------------------------------------------- -----------------
Information Source: Chinese Battery Association Annual Report, April 2004

2.4.1.1 Mobile phones
The Chinese consumers are the most likely to update their cell phones than any other country in the world, according to an industry report from the Chinese
Li-ion battery industry in 2003. This report also projects mobile user growth at 30% per year. Table 2-7 below outlines these growth rates:

Table 2-7: 2003-2006 Projections of global mobile and battery market growth
----------------------------------- ----------- ------------- ------------- -------------
                                       2003          2004          2005         2006
                                     (Actual)    (Projected)   (Projected)   (Projected)
----------------------------------- ----------- ------------- ------------- -------------
Mobile sales volume                   519/60        635/70        762/80       900/90
 Global/China(units, in millions)
----------------------------------- ----------- ------------- ------------- -------------
Battery set sales volume              934/108     1,143/126     1,372/144     1,620/162
 Global/China(units, in millions)
----------------------------------- ----------- ------------- ------------- -------------
Battery replacement                   259/30        317/35        381/40       450/45
 Global/China(units, in millions)
----------------------------------- ----------- ------------- ------------- -------------
Total Battery need                   1,194/138    1,460/161     1,753/184     2,070/207
Global/China(units, in millions)
----------------------------------- ----------- ------------- ------------- -------------

Battery set sales volume = 1.8iA Mobile sales volume
Battery replacement = 0.5iATotal mobile volume
Total battery need = Battery set sales volume + Battery replacement Global Source: Gartner Group; China Source: Instat/MDR

2.4.1.2 Laptop computers. Along with cellular phone batteries, laptop batteries will be a critical source of growth for battery companies. Only six companies worldwide currently supply Li-ion battery laptop PCs cells (which are combined into battery packs): Sony, Sanyo and Matsushita in Japan; Samsung and LG in Korea; and E-ONE Moli Energy in Vancouver, Canada. Toshiba (Japan) recently exited the market.

Laptop batteries are more difficult to manufacture than those for cell phones, for several reasons:

1. Uniformity. Cell phones only use one cell, while laptops use at least six cells, and sometimes twelve. For single cell applications, variations in individual batteries do not have much impact on the equipment. If even one cell is not uniform in a multiple cell application the performance of the entire battery pack will be degraded rapidly. To assure uniformity, companies typically utilize more automated equipment in production

2. There are high safety standards (these batteries have high energy density per cell, about 3 times higher than cell phones).

3. BAK is currently making a small quantity (10,000 daily) of laptop batteries manually, and will need to import automated equipment to meet laptop PC battery specifications.

4. BAK's current laptop cells are being sold instead for other applications, such as printers or portable DVD players. Customers are local Chinese companies.

                              Table 2-8 PC Forecast
                         Worldwide Portable PC Forecast
                      (actual amounts cannot be determined)

                                       Shipments (000)
                                       ---------------
                        2002               31,000
                        2003               37,500
                        2004               44,000
                        2005               51,000
                        2006               56,000
                        2007               62,500

BAK believes there are significant opportunities to sell Li-ion laptop batteries in China. Currently, all laptops use either Japanese batteries, or, to a lesser extent, Korean batteries. According to presentations from the IIT Corp. Japan, (2004 Power Conference, September 2004, San Francisco), 445 million cells (estimated 10 cells/pack) will be sold worldwide in 2004 at an average $3-3.50 price per cell. Six to Twelve Li-ion cells are combined into battery packs, and cost about 70% of the total battery pack cost, resulting in an average price per
(12) battery pack of $45. Battery packs are being assembled mostly in Taiwan. However, management estimates that at least 50% of Taiwan companies are moving their laptop manufacturing to the Chinese mainland, and manufacturers will be seeking China-based battery sources. Batteries manufactured in China should have significant competitive advantages. Despite the higher level of automation required, significant higher-level labor such as engineers are required, and China will benefit from lower labor costs. China also has a materials cost advantage. Overhead in China is much lower (land, housing, building, energy); environmental controls not as stringent in China as in Japan; and some government support is available, such as tax breaks. Finally by buying from China instead of Japan, laptop manufacturers will not have to pay 12% duties they pay if they import from Japan, and China-based suppliers will allow for easier logistics.

Table 2-9(pound)(0)2003-2006 Global/China markets for Laptops and battery packs

---------------------------- ---------- ------------- ------------- ------------
(units, in millions)            2003        2004           2005         2006
                              (Actual)   (Projected)   (Projected)   (Projected)
---------------------------- ---------- ------------- ------------- ------------
Laptop sales volume            38/1.3      44/1.8         51/2.5       56/3.4
 Global/China
---------------------------- ---------- ------------- ------------- ------------
Total battery cell demand      380/13      440/18         510/25       560/34
Global/China
---------------------------- ---------- ------------- ------------- ------------
Total Battery Cell Demand = 10xLaptop Sales Volume
Source: IDC; China: CCW Research

2.4.1.3 Camcorders and digital cameras. A report from IIT, a premier global market intelligence and advisory firm in the information technology of Battery industries, indicates that the Li-ion batteries shipment for Digital cameras was
16.3 million units in 2001 growing to a projected 88 million units by 2005. The global Li-ion battery shipment for camcorders was 47.5 million units in 2001 growing to a projected 87 million by 2005. Table 2-10 below outlines this opportunity.

Table 2-10(pound)(0)2003-2005 global Li - Ion market demand for digital camera/camcorder

--------------------------------------- ----------- ------------- --------------
(units, in millions)                        2003         2004          2005
                                           Actual     Projected     Projected
--------------------------------------- ----------- ------------- --------------
Li -Ion Batteries for digital cameras       58.6         75.1           88
--------------------------------------- ----------- ------------- --------------
Li -Ion Batteries for camcorders            73.7         70.9           87
--------------------------------------- ----------- ------------- --------------
Total battery need                         132.3         146           175
--------------------------------------- ----------- ------------- --------------
Data  source:  Portable  Power  Conference  &  Expo,  September  13,  2004,  San
Francisco.

2.4.2 High power and large size Li-ion batteries High power and large size rechargeable Li-ion batteries have 2 distinguishable differences compared to the batteries used in cellular phones and laptops: 1) single cell capacity can be from 10 Ah to 100 Ah or more, while the cellular phone is normally about 1 Ah or less; and 2) the discharge power is much higher, can be as high as 10C rate (effectively discharging all the battery's energy within 0.1 hour), compared to 0.5C rate (effectively discharging all the battery's energy within 2 hours) for laptops. These batteries are projected to be major contributors to the Company's future growth. There are a series of new applications that would be users of high power and large size Li-ion batteries.

2.4.2.1 Pure Electric cars. The usage of Li-ion battery for pure electric cars is increasing, and the market share of Li-ion batteries in electric cars is projected to be 20% by 2005, particularly, as the price of these batteries decreases. Electric car sales volume is projected to be 720 thousand sets, or 1.2% of the global car market share, in 2005, growing to 1.7 million cars by 2010, or 2.6% of the global market. However, because pure electric cars need long recharge time, this is a hurdle to prevent it from wide use on the roads.

2.4.2.2 Electric bicycle. The technology of using Li-ion batteries in electric bicycles has been developed and is expected to be commercialized soon. China has 400 million bicycles; if 2% of them are replaced by electric bicycles, then there will be a market for an additional 2.4 billion Wh of battery energy. If high power and large size Li-ion cells are made with 10 Ah (36Wh) each, there is a need for an additional 67 million of such large and high power cells. According to a survey conducted by the Association of Chemical and Physical Industry of China, in the five biggest cites in China, 50% of people would like to upgrade their bicycles to electric bicycles.

2.4.2.3 Hybrid Electric Vehicles ("HEV"). HEVs are the most practical gas efficient vehicles running on the roads worldwide, with gas mileages as high as 65 miles per gallon. HEVs are equipped with a small gasoline engine and an electric motor powered by rechargeable batteries. HEVs are gaining widespread support and are expected to be a mainstream passenger car in the worldwide automobile market. (See Figure 2-4). Current rechargeable batteries used in HEVs are all NiMH. Li-ion batteries would have many beneficial characteristics in a HEV application; however, at the present time they remain cost prohibitive. BAK has the most cost efficient Li-ion battery manufacturing capabilities with costs nearing that of NiMH. A technology breakthrough in the HEV industry is possible as BAK drives down its cost of producing Li-ion batteries. For additional information on BAK's strategy on the HEV market, see Section 6.3.

                     Table 2-11 HEV Six Year Market Forecast

                                   HEV shipment (1,000units/CY)
      Calendar Year                           TOTALS*
      -------------                ----------------------------
           01CY                                100
           02CY                                110
           03CY                                180
           04CY                                240
           05CY                                390
           06CY                                570
           07CY                                800
           08CY                                1100
           09CY                                1500
           10CY                                2050

    *Represents aggregated amounts from the following vehicle manufacturers:
        Fiat, Renault, PSA, VW, Opel, DC (Daimler), BMW, Audi, GM, Ford,
           DC (Chrysler), Suzuki, Daihatsu, Subaru, Mazda, Mitsubishi,
                             Honda, Nissan, Toyota.
        Actual amounts for each vehicle manufacturer cannot be estimated.

Source: IIT Corp, Japan, The 20th International Seminar & Exhibit on Primary & Secondary Batteries, March 17, 2003, Fort Lauderdale, FL, USA

2.4.2.4 Electric scooters. High power Li-ion battery technology provides a new opportunity in electric motor bikes. While electric motor bikes exist in the market today, they face mileage and speed limitations. China motorcycle manufacturers are also starting to research and develop the use of high power Li-ion batteries.

2.4.3 Li-polymer battery. Li-polymer batteries are also called LIB Laminated cells. As previously mentioned, the main difference between conventional Li-ion and Li-polymer batteries is the casing material; most of the Li-polymer batteries use soft plastic sheet to wrap up the internal part of the battery while the conventional Li-ion batteries use solid cases made of either steel or aluminum to contain the internal part. Li-polymer battery retains the same chemistry, even the same internal structure as the conventional Li-ion a lithium ion battery.

The most significant advantage of the Li-polymer is that the batteries can be made very thin. This allows equipment such as Personal Digital Assistant (PDA, e.g. Palm V, i-Pod) and some thin cellular phones or games to be made thinner, as well as small electronic equipment such as Blue Tooth headsets and smart cards. The following Table 2-12 shows the market trends of the Li-polymer batteries:

              Table 2-12 Li-polymer Battery Market Trends by Sales
                      (actual amounts cannot be determined)

                             Sum of Sales
                            (US$ Millions)
                            --------------
             1998                 0
             1999                 40
             2000                190
             2001                <190
             2002                300
             2003                350
             2004                550
             2005                520

Data  source:  Portable  Power  Conference  &  Expo,  September  13,  2004,  San
Francisco.

BAK has this technology ready. With its advantage of low cost production, BAK will advance a significant market share in the Li-polymer batteries.

       Table 2-13: Li-polymer Market Prospects: Unit Growth Will Continue
                      (actual amounts cannot be determined)

          Year                     (Pieces in Millions)
        -------                    --------------------
          1998                               0
          1999                               2
          2000                              18
          2001                              27
          2002                              50
          2003                              64
          2004                              84
          2005                              108
          2006                              122

Source: Avicenne Forecast; The Worldwide Rechargeable Battery Market Reporter of Taiwan-Dec.2003

PART 3:  THE COMPANY

3.1 History

BAK was founded on 3rd August 2001 by its current CEO, Xiangqian Li, initially to manufacture Li-ion batteries for cell phones. A timeline of key company events is listed below:

August 2001       Shenzhen BAK Battery Co., Ltd established

June 2002         BAK, with headquarters in Shiyan, Shenzhen,  begins operation.
                  Initial monthly output in 2001 is about 220,000 units

October 2002      BAK  authorized to set up a  postdoctoral  workstation  by the
                  National Ministry of Personnel

November 2002     BAK passes the EU CE attestation

January 2003      BAK becomes Shenzhen Hi-Tech Enterprise

February 2003     BAK passes the SaiBao attestation (cell phone manufacturer)

March 2003        BAK aluminum  case battery  plant  starts  operation,  monthly output reaches 2.4 million pieces

June 2003         BAK monthly  output reaches 6.6 million  pieces,  quantity and quality continue to improve

September 2003    BAK passes  ISO14001:  1996  environmental  management  system certification  and  ISO9001:  2000 Quality  management  system
                  certification   October2003  BAK  industrial  park  foundation
                  breaks ground in Longgang District, Shenzhen

September 2003    BAK cylindrical battery Yangguang sub-plant starts operations

December 2003     BAK total monthly capacity  increases to 11 million pieces and monthly output increases to 8.8 million pieces

December 2003     BAK receives UL designation  August 2004 BAK  industrial  park aluminum can battery plant starts up operations.

October 2004      BAK total monthly capacity  increases to 15 million pieces and monthly output increased to 11.8 million pieces to make BAK one of the largest Li-ion battery manufacturers in the world.

The Company's address is:
        BAK Industrial Park
        No. 1 BAK Street, Kuichong Town,
        Longgang District, Shenzhen, China.

The  Company  is  registered   with  the  Shenzhen   Industrial  and  Commercial
Administration Bureau. There are currently 16 shareholders of the company. Table 3-1 below shows the ownership of the Company.

                         Table 3-1: Company Stockholders
---------------------------------------- -----------------------
Stockholder                                    Share (%)
---------------------------------------- -----------------------
Xiangqian Li                                      68%
---------------------------------------- -----------------------
Jinghui Wang                                      12%
---------------------------------------- -----------------------
Fenghua Li                                         8%
---------------------------------------- -----------------------
Yunfei Li                                         4.5%
---------------------------------------- -----------------------
Other 12 stock holders                            7.5%
---------------------------------------- -----------------------

3.2 Company organization framework

                 Table 3-2: Company organization, key management


                                      Chief
                                    Executive
                                     Officer

                                  Xiangqian Li
                                        |
                                        |
                                        |
--------------------------------------------------------------------------------
        |                   |                        |                  |
        |                   |                        |                  |
----------------     ----------------        ----------------   ----------------
      Chief               Chief                    Chief          Vice President
    Financial           Technology               Operations        Of Production
     Officer             Officer                  Officer

   Yongbin Han        Huanyu Mao, PhD       Baicheng Zhou, PhD       Shumin Li
----------------     ----------------        ----------------   ----------------



3.3 Employees and Management

BAK currently has over 7,000 employees led by a highly qualified management team. Table 3-3 below outlines the educational levels of the Company's senior and middle management.

                Table 3-3: Management's education qualifications
--------------------------------------------------------------------------------
                                         Statistics
--------------------------------------------------------------------------------
  PhD         Master      Bachelor      College   High/Tech School       Total
--------------------------------------------------------------------------------
   4            36           263          108            114              525
--------------------------------------------------------------------------------
  1%            7%           49%          21%            22%             100%
--------------------------------------------------------------------------------
                       Last updated: July 31, 2004
--------------------------------------------------------------------------------

Senior Management.  BAK's senior management team consists of five key people.

                          Table 3-4: Senior management
----------------------------- ----------------------------------- -------
Name                          Title                               Age
----------------------------- ----------------------------------- -------
Xiangqian Li                  Chief Executive Officer             36
----------------------------- ----------------------------------- -------
Yongbin Han                   Chief Financial Officer             35
----------------------------- ----------------------------------- -------
Huanyu Mao, PhD               Chief Technology Officer            52
----------------------------- ----------------------------------- -------
Baicheng Zhou, PhD            Chief Operations Officer            30
----------------------------- ----------------------------------- -------
Shumin Li                     Vice-President of Production        50
----------------------------- ----------------------------------- -------

Mr. Xiangqian Li, Chief Executive Officer. Mr. Xiangqian Li invested 20 million RMB ($2.4 million USD) and founded BAK in 2001. In four years time, he has increased monthly battery output from 200,000 to 11.8 million pieces growing revenues from $3 million to a projected $110 million this year. He provides the inspiration and teambuilding expertise to the Company.

Because of the strong culture he has created at BAK, no manager has left BAK since it was established in 2001. He has managed the Company's high growth rate while maintaining the Company's fiscal health.

Mr. Li's prior work experience was in the securities industry. From March 1994 to May 1995 he was trading equities and debt for his own account; From May 1995 to June 1998, he worked at China International Trust and Investment Corporation, Jilin office, as Manager of the Credit Department. Mr. Li was born in 1968. He received a bachelor's degree in Lanzhou Railway Institute in1991. In 2000, he began part-time study of quantitative economics in Jilin University, to obtain a Doctor's degree.

Yongbin Han, Chief Financial Officer
Mr. Han, is a Chinese certified public accountant and Chinese certified tax agent. He is proficient in Chinese financial systems and has many years of audit work experience. Mr. Han was born in 1969; in July 1995 he graduated from Chang Chun Taxation College with a bachelor's degree in accounting in the Jilin province.

Huanyu Mao PhD, Chief Technology Officer
Dr. Mao, a technological leader in the field of Lithium ion battery development, has worked with the company as a consultant since the beginning of 2004 and has been with the company full time since the second half of 2004. Previously, he was with Tiajin Lishen Battery Joint Stock Corporation, the third largest lithium-ion battery manufacturer in China, based in Tiajin. Dr. Mao moved to China in early 1997 and helped found Lishen. (www.lishen.com.cn). He built the first pilot line at Tianjin Institute of Power Sources in 1997. As the principal engineer, he was responsible for all operational elements, including construction, equipment specification and acquisition (primarily via Japan), raw materials, and commercialization of the production process. From his years of experience, Dr. Mao has in-depth equipment, materials and production expertise in China, Korea and Japan. He has been involved in every aspect of operations, from production planning, worker training and quality control method settings in every process, to error prevention, trouble shooting, spare parts, material stock control and logistics.

While at Lishen, Dr. Mao combined the technology and materials from different countries and successfully developed Lishen's winding type of polymer lithium ion cells, which have been mass-produced under his supervision. Methods of production were developed to maximize use of existing liquid lithium ion equipment and materials, making the manufacturing simpler and lower cost than its Japanese counterparts.

Within 4 years of startup, Lishen became the largest automated production lithium ion manufacturer in China and the 3rd largest overall in China, supplying over 4 million cells to Motorola and other leading cell phone makers per month in the OEM market. Motorola Energy System Group (ESG) has qualified 7 types of cylindrical and prismatic Lithium ion batteries and 1 type of polymer cell for Lishen. Meeting Motorola's standards for so many types of cells was one of Dr. Mao's key accomplishments.

Prior to Lishen, Dr. Mao worked at NEC Moli Energy in Canada from 1991 to 1996, initially as a Research Scientist in Lithium ion battery research. During the 5 years with Moli, he was listed as the inventor on 7 US Patents and published various articles on Li-ion batteries.

In 1999, Dr. Mao won the highest award for foreign workers in China, the "Friendship Award", sponsored by China's Central Government to recognize his contribution to new technology development for China. In February 2002, he won the "State Science and Technology Cooperation Award", also given by China's Central Government, in appreciation for his contribution to the Chinese economy. He is a Canadian citizen, with a permanent residence in Vancouver, B.C., Canada. He earned a Ph.D. in Electrochemistry in Conducting Polymers in 1990 from Memorial University of Newfoundland, Canada and had one year Postdoctoral work at Simon Fraser University, British Columbia in Electrochemistry of Conducting Polymers. During this time he published 6 papers in major US chemistry journals, including Journal of the American Chemical Society.

Baicheng Zhou, PhD, Chief Operations Officer
Mr. Zhou was born at 1974, Changchun City, Jilin Province; In 1997, he graduated from Jilin University with a Bachelor's degree and majored in Applied Mathematics. In 2000 he gained his Master's degree from Jilin University where he majored in Operations Research & Cybernetics; In 2003, Mr. Zhou gained his Doctor's degree from Jilin University, majoring in Quantitative Economics. From June 2001 - April 2003 he was working at Jilin Huaruan Technology Co., Ltd as secretary of directorate. Since April 2003 Mr. Zhou has been working at Shenzhen BAK Company in the capacity of assistant to General Manager.

Shumin Li, Vice-President of Production
Mr., Li was born at 1954, Changchun City, Jilin Province. From 1976 to 1979, he studied at SUN YAT-SEN University obtaining his bachelor's degree by majoring in Economics & Political Science. Mr. Li began working at Finance Bureau of Yushu City, Jilin province in 1982 as a Comprehensive Management Director until 2002. In 2002 he began working at Shenzhen BAK company in the position of Vice-Manager, in Charge of Manufacture.

3.4 Facilities

The Company is in the process of developing additional world-class production facilities and infrastructure in the BAK Industrial Park in Shenzhen. BAK owns acreage of 250,000m(2) and has an option on another 100,000m(2) (about 86 acres total) on which to complete its facilities. The total construction space is projected to be 320,000m(2).

The construction project is divided into Phase 1 and Phase 2. Phase 1 of construction will result in 185,000m(2) of new facilities, among which there is 15,450 m(2) of new manufacturing facilities; 19,100m(2) for warehousing and packaging; 2,950m(2) for a dining room; and 15,800 m(2) for dormitory space. Some of these facilities have already been put into use. The rest of the buildings in Phase 1 are still under construction, having erected the core structures and in the process of completing the FF&E work. These remaining Phase 1 buildings will include: 82,250m2 of manufacturing facilities; a 16,780m2 R&D center and administrative building; a 2,950m2 dining room; a 28,460m2 dormitory space; and some other attached facilities. Phase 1 construction should be completed by March 2005.

Phase 2 of construction will result in 135,000m2 of new facilities. This project is not yet under construction, and is anticipated to begin in January 2007, and to be completed by the end of 2007. It includes an additional 66,480m(2) of manufacturing facilities; a 6,560m2 dining room; a 23,700m2 dormitory; a 26,560m2 comprehensive usage building; an 8,400m2 conference center; a 3,000m2 training center; and many other attached facilities.

Once  both  phases  of   construction   are  completed,   the  Company's   total
manufacturing facilities will exceed 183,630m(2), with capacity to build 550 million pieces per year and house 12,000 employees.

3.5 R&D center

The company has a world-class R&D center performing proprietary research, which has resulted in more than thirty patents awarded or applied for. Based on the technology of ChangChun Applied Chemistry Research Institute of the China Scientific Institute, Tstinghua Unversity, JiLin University, Electrochemistry Department of XiaMen University and Shenzhen University, BAK has gathered a team of professionals for its R&D center. There are over 100 staff members in the center, led by three specialists available to the Company by a government grant to promote research and development, as well as three professors. Upon the approval of the National Ministry of Personnel in October 2002, a Postdoctoral Workstation was established, the only such research position in the entire battery industry in China, and one of only two such positions in Guadong. The R&D center focuses research on projects relating to liquid Li-ion, high power Li-ion batteries, solid polymer Li-ion batteries, and cylindrical and rectangular Li-ion batteries.


The R&D center's mission focuses on researching advanced technologies, advanced battery materials, new cell development and training first-class specialists.
The Company's goal is to build an internationally known R&D facility. Table 3-5 below outlines the organizational structure of the R&D center.



                 Table 3-5: R&D center organizational structure


                                                    R&D Director
                                                          |
                                                          |
                                           Vice-Director -|
                                                          |
-------------------------------------------------------------------------------------------------------------
|Physical &  | Battery | Technology |  Material |   High  | Polymer | Servicing | IPOffice | Administrative |
| Chemical   | Testing |    R&D     | Research  |  Power  | Battery |   Dept.   |          |      Dept.     |
| Analysis   |  Dept.  |   Dept.    |   Dept.   | Battery |   Dept. |           |          |                |
|  Dept.     |         |            |           |   Dept. |         |           |          |                |
-------------------------------------------------------------------------------------------------------------

3.6 Company culture and management model

BAK has developed an open, professional, and innovative culture. The company uses various tools to help build its culture, including a company LAN, BAK BATTERY magazine and BAK newspaper. The company believes its people are its most precious asset

A formal performance assessment system is applied throughout the Company. Objective management techniques focus on meeting goals, emphasizing judgment and managing processes. The desired outcome is fairness and encouraging positive outcomes.

PART 4:  PRODUCTS

4.1  Product lines

There are three main forms of battery cells, aluminum, steel and cylinder, which are sold in over 90 types. The Company's first key product in 2002 was a steel case Li-ion battery. Subsequently, BAK developed more production lines, and the Company's product mix is now 69% steel cases battery cells, 30% aluminum, and 1% cylinder form.

Before 2003, all of BAK's products were made using a manual production line. In 2003, BAK developed the semi-automatic production lines that are utilized today. BAK's products' primary uses are mobile phones, digital cameras, digital camcorders, MP3's, laptops, electric bicycles, and general industrial applications. Going forward, BAK will also concentrate on development of Li-polymer batteries, high power batteries and HEV batteries. The growing number of product types is illustrated below:

                    Table 4-1: Number of BAK products by type
                      (actual amounts cannot be determined)

                   Steel Case         Aluminum Case               Cylindrical
                   ----------         -------------               -----------
      2002             20                  2.5                        NA
      2003             35                   15                        NA
      2004            52.5                  30                         5

4.2 Proprietary Technology

BAK's products meet or exceed international standards. BAK's Li-ion batteries have high capacity, low internal resistance, and a safety guarantee that meet or exceed industry standards. Certificates or approvals the Company has received include: certificate of Shenzhen Hi-tech enterprise (which lowers the Company's income tax rate from 33% to 15%, allows for certain government grants, and access to land for a nominal price); EU's CE attestation; UL authentication; ISO9001: 2000 quality management system certification of the ZJQC; ISO4001: 1996 environmental management system certification of ZJQC; and certificates from the major cell phone manufacturers of China, including China Saibao; Xiaxin; Datang; Konka; Tianyu; and Tianshida. With these manufacturers' approvals, BAK controls 60% of the Chinese replacement market and 14% of the Chinese OEM market. BAK is in the process of receiving OEM certification from major international mobile phone manufacturers, such as Motorola, Siemens and Ningbo Bird.

BAK's battery has a higher discharge voltage so that it can provide a longer talking time on a mobile phone. BAK's products are charged or discharged at 1.0C (i.e., the discharge current is set to release all the battery energy in exactly 1 hour), and the discharge time is more than 48 minutes above 3.6V (the remaining energy is released below 3.6V), much higher than the normal standard (38-40 minutes); with the same capacity, BAK's battery can therefore provide a longer talking time on a mobile phone.

Other key features of the Company's batteries include:

High rate capability means that BAK's batteries are capable of discharging at high currents. 1.0c (means discharge all the energy for 1 hour) discharge capacity can reach more than 98% that of 0.2C (discharge all the energy for 5 hours), which far surpasses the 85% Chinese National standard. Thus, BAK's products can insure a much longer duration when making battery phone calls. This has particular significance for cellular phones with color screens, which have a high demand on the battery's continuous discharge voltage.

Good performance at lower temperatures(pound)(0)BAK's Li-ion batteries perform well from -20 Celsius to +60 Celsius. At a temperature as low as -20 Celsius the batteries release 95% of the battery energy at 0.2C rate; and over 90% of the battery energy can be discharged at 1.0C. This feature allows improved cell phone battery duration, particularly in northern areas.

4.3 Post-sale service

BAK has three strategic policies for sales and service.

1. BAK has built a sales and service network to cover all the coastal cities in China, and also has branches in Beijing, Shanghai, Ningbo, Huizhou, Fuzhou, and Guangzhou.
2. BAK's service capabilities include 24-hour customer response.
3. BAK has arranged for liability coverage with AIU, a China subsidiary of the international insurance company AIG. AIU provides coverage for BAK's products in the areas of personal injury, death and property loss, minimizing potential customer losses.

4.4 Suppliers

The Company has built a complete supply chain, putting together a group of material and equipment suppliers, primarily Chinese, except for ENTEK (a separator supplier in the US). The main components of Li-ion batteries are the cathode, anode, separator, and electrolyte. Cathode material is primarily LiCoO2; LiMnO4 and LiCo1-xNixO2 are also used as cathode materials. Anode material mainly consists of carbon materials such as graphite, sourced primarily in China

The separator material is imported from Japan and the US. There are sufficient supplies of electrolytes in China, and the quality is very good. The table below describes the key sources of the Company's key materials. There are a few sole suppliers for some materials.

                  Table 4-2: Details of key material suppliers
------ ------------------- -----------------------------------------------------
 Item       Materials                        Main suppliers
------ ------------------- -----------------------------------------------------
  1       Case and caps    Roofer Group Company, Yijinli technology company,
                           Shenzhen Tongli Precision Stamping Products Co., Ltd.
------ ------------------- -----------------------------------------------------
  2     Cathode materials                      CITIC Guoan
------ ------------------- -----------------------------------------------------
  3      Anode materials          Shanghai Shan Shan, Changsha graphite
------ ------------------- -----------------------------------------------------
  4       Aluminum foil           Aluminum Corporation of America, Shanghai
------ ------------------- -----------------------------------------------------
  5        Copper foil                   Huizhou United Copper Foil
------ ------------------- -----------------------------------------------------
  6        Electrolyte      Zhangjiagang Guotai-Huarong New Chemical Materials
                                                 Co.,Ltd
------ ------------------- -----------------------------------------------------
  7         Separator                   Ube Industries, ENTEK, CELGARD
------ ------------------- -----------------------------------------------------


                  Table 4-3: Details of key equipment suppliers
------ ---------------------------------- --------------------------------------
 Item             Instruments                         Suppliers
------ ---------------------------------- --------------------------------------
   1            Coating machine                     Beijing 706 Factory
------ ---------------------------------- --------------------------------------
   2                 Mixer                       Guangzhou Hongyun Machine
------ ---------------------------------- --------------------------------------
   3             Press machine                     SevenStar Huachuang
------ ---------------------------------- --------------------------------------
   4    Ultrasonic spot welding machine       Zhenjiang Tianhua Machinery and
                                                    Electrical Co.,Ltd.
------ ---------------------------------- --------------------------------------
   5           Laser seam welder                 Wuhan Chutian Laser Group
------ ---------------------------------- --------------------------------------
   6              Vacuum oven                    Jiangshu Wujiang Songling
------ ---------------------------------- --------------------------------------
   7      Electrolyte filling machine           BAK (internally developed)
------ ---------------------------------- --------------------------------------
   8            Aging equipment                Guangzhou Qiangtian Industrial
                                                         Co. ,Ltd.
------ ---------------------------------- --------------------------------------
   9     Testing and sorting equipment         Guangzhou Qiangtian Industrial
                                                         Co.,Ltd.
------ ---------------------------------- --------------------------------------


PART 5:  SALES AND MARKETING

5.1 Marketing strategies

BAK has two key marketing strategies.

1. Dominate the replacement battery market. Excellent quality is the key factor for BAK to gain market share, and high volume production has significantly brought down BAK's costs. BAK currently controls over 60% of this market in China.

2. Advance the OEM (Original Equipment Manufacture) market, taking Japanese and Korean market share through a low price strategy. This will require gaining approvals from key international manufacturers, including Motorola, Siemens and Ningbo Bird, which are currently reviewing the Company's products. Approval by Motorola is the first step to entering the international OEM market which is expected by June 2005.

5.2 BAK's current market. As discussed above, the Company has built a sales network based on coastal cities in China. BAK products have also been exported to US, Canada, South Africa, Japan, Singapore, Taiwan, and Hong Kong. From 2001 to 2003, BAK's annual sales have grown from $3 million to $64 million, and by the end of fiscal 2005 sales volume is projected to reach $110 million, making BAK a dominant global supplier.

5.3 Customers. BAK's 30 major clients account for 85% of sales, predominantly in China. At present, the bulk of sales are into the replacement cell phone battery market.

   Table 5-1: Top 10 customers as a % of trailing 9 month revenues (1/04-9/04)

Rank             Customer                                          % of Revenues
----------       -------------------------------------------       -------------
1                ShenzhenYa Litong Electronic Co., Ltd             13.62%
2                SCUD.iFujian.jElectronics Co., Ltd.               7.40%
3                Ming Ji Battery Co.,Ltd.                          7.00%
4                Shenzhen Hai Ertai Electronic Co., Ltd.           4.95%
5                Guangdong Wei Liwang Electronic Co., Ltd.         4.57%
6                Shenzhen Bi Litong Electronic Co., Ltd.           3.25%
7                Bi Ke Technology Co., Ltd.                        3.07%
8                Hai Lutong Electronic Co., Ltd.                   2.66%
9                Chao Litong Electronic Co., Ltd.                  2.79%
10               Zhong Yi Co., Ltd.                                2.50%
Total                                                              51.82%

               Table 5-2: Domestic vs. International sales mix (%)
                      (actual amounts cannot be determined)

                          Domestic            International
                          --------            -------------
         2001               95%                    5%
         2002               85%                    15%
         2003               72%                    28%
         2004               70%                    30%

Over the past three years, the Company has developed a close strategic alliance with current key customers, including Yalitong, Konka, TCL and Desai. As noted previously, BAK has obtained the approval from Saibao, Konka, Tianyu, Tianshida, Datang, and is seeking approval from the top international mobile phone manufacturers such as Motorola, Siemens and Bird.

5.4 Potential market opportunities

1. Quick entry into the wholesale China telecommunications markets. The five major telecommunication markets in China are in Guangzhou, Shenzhen, Hangzhou, Chengdu, and Quanzhou.

2. Establish strategic partnerships with mobile phone manufacturers in China. There are nine manufacturers which obtained approvals from the National Plan Committee and Information Technology Department: Eastcom, ZTE, Xoceco, Hair, Soutec, TCL, Konka, Chinakejian and NingboBird. BAK has begun to supply limited numbers of battery cells to these companies. In the future, BAK will concentrate on establishing strategic partnerships with these mobile manufacturers, and provide comprehensive service.

3. Aggressively exploit the international market. Although BAK's products have been exported on a limited basis to the US, Canada, South Africa, Japan, Singapore, Taiwan and Hong Kong, most of BAK's products are sold into the Chinese market. BAK is seeking OEM certification approval from Motorola and Siemens, among other international companies. Exploiting international markets becomes one of the most important assignments for BAK.

PART 6:  STRATEGIC ANALYSIS

6.1 SWOT Analysis

The following SWOT matrix chart provides some insight into the Company's competitive position.

                         Table 6-1: SWOT matrix analysis

Opportunity                                   Strengths
---------------------------------------       ----------------------------------
1.Rapid growth of the Li-ion battery          1.Technological advantage
industry                                      2.Cost advantage
2.Huge market demand in China                 3.Volume production advantage
3.Government industrial policy support        4.Strategic cooperative
                                              relationship between suppliers
                                              and customers

Threats                                       Weaknesses
---------------------------------------       ----------------------------------
1.Foreign battery company investments         1. Limited product line
directly or in joint ventures in China        2.Availability of capital
2.Product Substitution                        3.No penetration yet of the mobile
3.China government economic control           OEM market
slows market growth

6.1a Strengths analysis

Rapid industry growth. The annual compound rate of increase of worldwide Li-ion battery volume is projected 23.2% during the years 2003-2006, decreasing to a still healthy 9.85% compound annual growth rate in years 2007-10.

Huge market demand in China. OEM sales of new mobile phones and replacement of existing mobile phone batteries are expected to reach to 576 million pieces in China in 2005. Along with mobile phones, China consumes the largest amount of high power bicycle batteries. In addition, the demand for laptop batteries in China is in the early phases of commercialization. BAK's technology leads the industry in these segments.

Governmental industrial policy support. In its most recent Five Year Development Plan, the 9th National Economic and Social Development Plan (2002-2006) and National Development Plan 2004-2010, the Chinese government has committed to support products which are high value-added; containing high technology; and complying with governmental industry policy and following critical industry trends. Those products include NiMH batteries, Li-ion batteries, fuel batteries, high power batteries and solar batteries, as well as their relative materials and production research, R&D, manufacture and sale. The government primarily gives preferential support in the following areas: tax breaks, government grants, bank credit, inexpensive land and similar kinds of support.

6.1b Strengths Analysis

Technological advantage: The rechargeable Li-ion cell phone battery made by BAK has excellent features, such as: good storage, high voltage platform, low internal impedance and better safety. Some of the features surpass similar products both at home and abroad (see the comparison in Table 2-4). The Company's products have already received approvals from 14 manufacturers and third party certification groups such as ISO & Underwriters Laboratories. In addition, the company's laptop batteries have been approved by Underwriters Laboratories for volume production.. BAK's industry leading research in the area of electric bicycles has resulted in a battery that can support 8 hours' riding time at a speed of 20 kilometers per hour.

Cost advantage: Because of BAK's latest generation equipment and efficient use of labor, management believes the Company can produce at a [*****] cost savings relative to [*****].

The advantage of volume production: the current production capacity of BAK is 15 million pieces per month; and the monthly output is 11.8 million pieces. At present, only BAK and BYD have such production capacity in China and BAK ranked number seven in the world in Li-ion battery cell manufacturing capacity during the first quarter of 2004 and expects to reach number three upon completion of its new facility in fiscal 2005.

The strategic cooperative partnership between BAK and its customers and suppliers: Unlike BYD, which is completely vertically integrated, BAK focuses exclusively on manufacturing Li-ion battery cells, which is believed to be the highest value-added segment of the supply chain. BAK leaves compound materials production to strategic partners and instead puts its energy into manufacturing the battery cell. Management believes this allows BAK to focus its capital on the manufacturing process and therefore allow it more flexibility in managing production volumes.

6.1c Weaknesses analysis

Limited product line: The company primarily serves the mobile phone battery market. The laptop battery has only 220,000 pieces of output per month at present. If the Company can't successfully close a financing and enlarge the production volume, then it may lose the opportunity in this segment of the Li-ion market.

Financial risk: The Company expanded aggressively, experiencing dramatic revenue growth in just three years, which caused it to incur significant debt to finance cash needs associated with this growth. According to the latest financial data, as of September 30, 2004, the Company's total liabilities to equity ratio was 3.1:1. The new facility is being financed with short-term debt, which will be replaced with permanent financing upon completion of the plant. The continued availability of financing will be critical to the Company's continued growth.

No penetration (yet) into the international OEM mobile phone battery market: products of the Company are sold primarily into the replacement market. Although the Company awaiting approval from Motorola and others, and initial indications have been good, approval is not guaranteed and it is at least six months away. However, once approval is received, based on BAK's cost advantages and volume production advantages, BAK believes it will become a dominant OEM manufacturer in the mobile phone battery market.

6.1d Threats analysis

Foreign  battery  company  investments  directly or in joint  ventures in China:
Japanese Li-ion battery companies can see the huge market in China and face a need to reduce costs. Many foreign battery companies are investing in joint ventures or investing directly in China. At present, Japanese companies like Sanyo, Sony and Panasonic are setting up Li-ion battery plants in Beijing, Wuxi and other locations.

        Table 6-2: Comparison of the Li-ion battery competitive strengths

           Item                    Japan       Korea       China
           --------------------    -----       -----       -----
           Cost                    5           8           10
           R&D                     10          8           7
           Capital                 8           8           5
           Governmental support    10          9           8
           Potential               8           10          10

           Note: 10 is highest, 1 is lowest

Product substitution: Worldwide, particularly Japan, companies are accelerating research in new energy storage. A particularly hot area of research is in fuel cells and it may impact the Li-ion battery market.

At the Portable Power Conference and Expo in San Francisco in February 2004, Yoshio Nishi of Sony stated that if the cost of fuel cells can be reduced further, fuel cells are expected as a next potential portable power source in the coming 4-5 years. However, he also pointed out that the fuel cell could only be optimally deployed in connection with a Li-ion battery. The company believes the commercial viability of fuel cells as a replacement for Li-ion batteries is at least 10 years away.

China government economic control slows market growth: The 3rd calendar quarter of the year has traditionally been the best sales quarter, but the main domestic cell phone manufacturers reduced output because of an economic slowdown caused by the Chinese government's tightening of monetary policy. As a result, BAK couldn't make full use of its capacity for the past six months and profits this year been reduced as a result. Although the company's revenue grew by 216% last year, the company believes its revenue would have been greater without the Government's tightening policy. Prior experience leads management to believe that the Chinese government will change its policies in the near term.

6.2 Competitive analysis

                     Table 6-3: BAK and domestic competitors

                                              Capacity        Technical
   Company            Main products         (pieces/mo.)        level          Cost             Market
--------------    ---------------------    --------------    -----------    -----------   ------------------
      BAK             Steel Case &         11.8 million          High          Low        Replacement market
                   Aluminum Case cell

      BYD         Aluminum Case cell;       15 million           High       Quite low         OEM market
                  Power tool; Battery

    Lishen        Aluminum Case cell;        6 million           High          High           OEM market
                    Polymer battery

      TCL           Polymer battery          4 million           High       Quite high        OEM market

6.3 Strategic Plan

Based on its increase in production capacity BAK will seek to increase the breadth of its product line, improve the quality of its products and increase profits.

The Company will complete the move into its new industrial park during fiscal year 2005, which will enhance production capacity and allow for volume production advantages. In the next 1-2 years, the Company plans to aggressively pursue the international OEM mobile phone battery market and expand the sales of laptop batteries.

The precondition of entering into the original equipment mobile phone battery market is obtaining the quality authentication from cell phone manufacturers, such as Motorola. High power batteries produced by BAK for use in portable computers have already received UL approval, which is the key permit Chinese companies receive to enter into the world market. By June 2005, the Company hopes to construct a production line for producing portable computer type-18650 battery through financing.

Within 2-3 years, the Company's goal is to enter into the much larger electric bicycle and power tools battery markets. Key manufacturers of power tools are Black & Decker, TTI, Bosch and Makita. The Company has already made a breakthrough in the R&D for electric bicycle batteries, and can fully meet the requirements of commercialization.

Ultimately, the Company seeks to make Li-ion batteries as inexpensive as NiCd or NiMH batteries. In this area the Company has already made several discoveries, which will be incorporated into production over time.

With soaring oil prices and the pressure to go "Green", hybrid electric vehicles ("HEV") are in short supply in the USA. On September 23, 2004, in an effort to prompt more consumers to buy the fuel-efficient, low-emission cars, California Governor Arnold Schwarzenegger signed bill 1493 to allow single occupant HEVs to use carpool lanes. The Canadian Government charges zero sales tax on the purchase of any HEV.

The reason for such government incentives is that HEVs are the most practical gas efficient vehicles running on the roads worldwide. The gas mileage can be as high as 65 miles per gallon, compared to conventional gasoline engine cars at 20 to 28 miles per gallon. HEVs are equipped with a small gasoline engine, usually only 3 cylinders and an electric motor powered by rechargeable batteries. The reason for such high gas mileage is the alternating use of the gasoline engine and the electric motor. At acceleration, both gasoline engine and electric motor power the car to provide enough power to be similar to conventional cars. The batteries are recharged during braking, downhill slopes and normal operation. There is no need to charge the batteries using household electricity at all. Therefore, drivers don't notice any performance difference from the conventional gasoline cars but great savings on gas bill. HEVs have gained great deal of publicity in the US, Japan, Canada and many other countries and will soon become a mainstream passenger car in the automobile market.

However, current rechargeable batteries used in HEVs such as the Prius from Toyota, Insight from Honda and the 2005 Ford Escape HEV are all NiMH. As shown in Table 2-1, Li-ion batteries have much higher energy density than NiMH batteries. If HEVs use Li-ion batteries instead of NiMH, the battery weight can be easily reduced from 400 pounds to about 200 pounds or less. One of the major hurdles that prevent HEV makers from using Lithium ion battery is the cost. As mentioned earlier in this proposal, BAK has the most cost efficient lithium ion battery products, with costs close to NiMH. A technology breakthrough in the HEV industry is possible as BAK drives down its cost of producing Li-ion batteries.

BAK has already noted the potential and is developing the rechargeable Li-ion batteries suitable for HEV. [*****]. As soon as it becomes a public company, BAK will intensify its efforts in this area and make major investments to develop HEV batteries.

                 Table 6-4: BAK manufacturing capacity increases
                           (unit: 1,000 pieces/month)

                              Steel
                              case          Aluminum      Cylindrical      Power     Polymer
Fiscal Year      Item        battery      case battery      battery       battery    battery     Total
------------   --------    -----------    ------------    -----------    --------   ---------  --------
      2005     Capacity           7700          6600             660         440          0      15,400
               Output             6600          4400             550         330          0      11,880

     [*****]   [*****]         [*****]       [*****]         [*****]     [*****]    [*****]     [*****]
               [*****]         [*****]       [*****]         [*****]     [*****]    [*****]     [*****]

     [*****]   [*****]         [*****]       [*****]         [*****]     [*****]    [*****]     [*****]
               [*****]         [*****]       [*****]         [*****]     [*****]    [*****]     [*****]

6.4 Risks related to doing business in China

A Downturn In The Chinese Economy May Slow Down Our Growth And Profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability will decrease if expenditures for wireless value-added services decrease due to a downturn in the Chinese economy. More specifically, increased penetration of wireless value-added services in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels so that mobile phones and related services become affordable to a significant portion of the population.

The Uncertain Legal Environment In China Could Limit The Legal Protections Available To Investors.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.

Any Recurrence Of Severe Acute Respiratory Syndrome, Or SARS, Or Another Widespread Public Health Problem, Could Adversely Affect Our Business And Results Of Operations.

A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Shenzhen, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

o quarantines or closures of some of our offices or factories, which would severely disrupt our operations,

o the sickness or death of our key officers and employees, and

o a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

Changes In China's Political And Economic Policies Could Harm Our Business.

The economy of China has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development ("OECD"). These differences include:

o economic structure;
o level of government involvement in the economy;
o level of development;

o level of capital reinvestment;
o control of foreign exchange;
o methods of allocating resources; and
o balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Restrictions On Currency Exchange May Limit Our Ability To Receive And Use Our Revenues Effectively.

Because almost all of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

The Value Of Our Securities Will Be Affected By The Foreign Exchange Rate Between U.S. Dollars And Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

PART 7:  PROPOSED EQUITY PLAN

7.1 The transaction

Before December 31, 2004, the Company plans to raise $17 million of common stock, simultaneously close a reverse merger, and begin trading on the Over the Counter Bulletin Board ("OTCBB"). As part of a proposed $17 million equity financing, BAK will escrow 10% of their post merger and financing stock, to be used as compensation for investors if the Company fails to deliver the projected profit. The Company has guaranteed $12 million of Net Income ("NI") for fiscal 2005 (year ending September 30, 2005) and $27 million NI for fiscal 2006 (year ending September 30, 2006) ("Guaranteed NI"). BAK agrees to put 10% of its entire post reverse merger and financing stock position in the public company ("Penalty Pool") into escrow at the Closing to satisfy any future shortfall between final audited numbers ("Audited NI") and the Guaranteed NI. Five business days after annual fiscal year audits are completed for the periods ending September 30, 2005 ("Make Good Period 1") and September 30, 2006 ("Make Good Period 2") the audited numbers will be compared to the Guaranteed NI. In the event that the Audited NI comes in less than the Guaranteed NI in Make Good Period 1, 50% of the Penalty Pool will be transferred to the Investors. In the event that the Audited NI comes in less than the Guaranteed NI in Make Good Period 2, the remainder of the Penalty Pool (50%) will be transferred to the Investors. If the Audited NI exceeds Guaranteed NI during each Make Good period, BAK can immediately take possession of the Penalty Pool portion for that respective Make Good period.

The public company, within 30 days of the closing of the reverse merger transaction, will file a registration statement for the purpose of registering the shares acquired by the investors. Shortly thereafter, the Company will apply for listing to the NASDAQ and it is anticipated that the Company will list on the NASDAQ by May 2005. The Company plans to conduct a traditional secondary stock offering to raise at least $40 million in the second half of 2005.

7.2 Financing and post merger ownership

Upon the closing of the going public transaction and the trading of the Company's stock on OTCBB, the current stockholders of the Company will have control of 76.2% of the issued and outstanding common stock of the public company, leaving 2.8% of the issued and outstanding common stock of the public company to be held by persons other than the current stockholders of the company, including the original shareholder of the shell company. The other 21.0% of issued and outstanding common stock of the Public Company will be held by the new investors.

7.3 Use of funds

Net proceeds from the financing will be used as follows:

1. Invest $4.25 million to expand production capacity. The Company will spend $4.25 million to build a production line. This line will have capacity of 100 thousand pieces of laptop batteries per day. The funds will primarily used to construct workshops, buy equipment and build the new product line. Assuming a 12/31/04 closing date, the production line could be put into place by July or August 2005. The capital will used to buy equipment as follows:

                                                      (in mm's)        (in mm's)
Item                                     Units        Cost/Unit          Total
                                         -----        ---------          -----
Mixer                                      2            $0.15            $0.30
Coating Machine                            1            $1.00            $1.00
Press Machine                              1            $1.00            $1.00
Cutting Machine                            1            $0.30            $0.30
Rolling Machine                            2            $0.32            $0.65
Assembling automated production line                    $1.00            $1.00
                                                                         -----
Total                                                                    $4.25



2. Invest $1.7 million for polymer Li-ion battery and high power battery research and development. The Company plans to spend part of the collected capital into the research of new products.

3. $10.05 million will used to support working capital. The increase in production will impact company's working capital requirements.

7.4 Timetable for capital operation plan and refinancing plan

December 31, 2004:         Complete a) $17 million  financing b) reverse  merger
                           to  trade  on  OTCBB  and  c)  Company  will  file  a
                           registration   statement,    registering   investors'
                           shares;

May 2005:                  List on NASDAQ;

September 2005:            Conduct a  traditional  secondary  stock  offering to
                           raise $40+million.

PART 8:  HISTORICAL FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

This discussion contains certain "forward-looking statements" which are inherently subject to risks and uncertainties that may cause actual events to differ materially from those discussed herein. Factors which may cause such differences in events include, among other things, our ability to maintain our relationships with our significant customers; increased global competition; increases in the prices of, or limitations on the availability of, our primary raw materials; or a downturn in the cellular industry, upon which we currently rely for the bulk of our sales revenue, and which is cyclical and dependent on, among other things, consumer spending, international economic conditions and regulations and policies regarding international trade. Many of these factors are beyond our ability to control or predict. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED STATEMENTS

The financial statements included in this Part 8 are unaudited. The Company has engaged an auditor and is in the final stages of producing complete audited statements. These audited statements will be available upon completion, which will be prior to closing any financing.

EXCHANGE RATE

For the purposes of these discussions, an exchange rate for the Chinese Renminbi of 8.265 per U.S. dollar was used for all three years.

RESULTS OF OPERATIONS

The past year was resulted in continued strong growth of revenues and profits at the Company. Despite a decrease in price per unit for the third year in a row, Revenues more than tripled for our fiscal year ending September 2004. Our customers continued to demand price concessions, while simultaneously raising the bar with respect to quality and service requirements. In response to these conditions, we relied on the time-tested approach of cost containment and cost reductions. As a result, our net profits still grew over 91%.

                                      2002       2003       2004
                                    --------   --------   --------
               Revenues
               Steel case cell      $  3,050   $ 19,906   $ 50,750
               Aluminum case cell       --          275     13,084
               Cylindrical cell         --           86        254
                                    $  3,050   $ 20,267   $ 64,088

Revenues overall grew 216.2% to $64.09 million in fiscal year 2004, driven primarily by growth in the aluminum case segment, and to a lesser extent, our traditional steel case segment. Our traditional steel case business grew 154.9% to $50.75 million, while 2004 aluminum case revenue grew to $13.08 million, 47 times 2003 revenue. In its second year of sales, the cylindrical business tripled in size to $254 thousand.

[*****]


Following industry trends, unit prices declined across all segments, including 12.4% for steel case and 21.9% for aluminum case. The Company has been able to more efficiently source its raw materials and also is improving production efficiencies, especially as it now consolidates its plants into BAK industrial park.

[*****]

Gross income grew from $5.69 million to $14.46 million, a 153.9% increase. Gross income grew slower than revenues because unit prices continued to decrease (as discussed above) while unit costs fell for steel case cells, but rose in the aluminum case and cylindrical cell segments. Prior to 2004, the Company sold its products primarily into the replacement battery market (as opposed to the OEM market). The products in the replacement market face lower prices and consequently, lower gross profit margins. This should change as the company moves into the OEM segment (see the notes to projections).

[*****]

While steel case cell unit costs were down 5.5% in 2004, aluminum case cells were up 10.5% and cylindrical were up 39.2%. The primary reason why the unit cost of aluminum case cells increased in 2004 compared to 2003 was an increase in the price of cobalt, a critical ingredient. A second, less significant impact on prices was an increase in the price of aluminum. The Company added more process controls in 2004 and longer term expects to reduce costs by increasing yields and reducing materials usage.

Unit costs of cylindrical cells were up in 2004 compared to 2003, but the tiny volume of cylindrical cells produced in 2003 does not make any changes in 2004 very meaningful.

Selling expense grew to $1.87 million in 2004, or 2.9% of revenues, up from $.44 million or 2.2% of revenues in 2003 and 0.5% of revenues in 2002. Selling expense consists of advertising, marketing, exposition costs, sales personnel salaries, certain employee costs and certain transportation costs. The increase in these expenses as a percentage of revenues in the past two years is because the Company began a formal marketing program. Prior to 2003, the Company did no marketing or advertising.

General and administrative expense grew to $3.96 million in 2004, or 6.2% of revenues, compared to $1.36 million or 6.7% of revenues in 2003, and down from 7.0% of revenues in 2002. General and administrative expense consists of research and development costs, salaries, benefits and office expenses. Certain redundant expenses are expected go away after the Company consolidates its six separate factories into the new BAK Industrial Park.

Interest expense grew to $1.01 million in 2004, or 1.6% of revenues, up from $.12 million or 0.6% of revenues in 2003 and 0.0% of revenues in 2002. Interest expense consists primarily of interest expense, and, to a lesser extent, bank service charges, exchange gains or losses and credit enhancement fees on the Company's debt.

As a result, operating profit grew from $3.76 million in 2003 to $7.62 million in 2004, despite the operating margin decreasing from 18.6% to 11.9%.

Income taxes were $.39 million in 2004, for an effective tax rate of 5.1%, compared to $0 in 2003 and 2002. Because the Company is located in the Shenzhen Special Enterprise Zone, it receives favorable tax treatment. The Company paid no income tax during the first two years of operation, and then half the standard tax, or 7.5%, during the next three years. The reason for the difference between the 7.5% tax rate and the 5.1% reported in 2004 is that the income tax is applied on a calendar year basis, and the company's data reported here is on a September 30 fiscal year basis.

2004 net income was $7.23 million, up 92% from $3.76 million in 2003, which was up from $.72 million in 2002.

DIVIDENDS

In determining to pay dividends, the Board considers current profitability, the outlook for longer-term profitability, known and potential cash requirements and the overall financial condition of the Company. To date, the Company has not paid any dividends.

PROPERTY, PLANT AND EQUIPMENT

The Company's historical capital expenditures are listed in the table below:

                                   2002       2003       2004      Total
                                 --------   --------   --------   --------
(in $000)
Fixed Asset Expenditures
         Plant                       --         --      4,586.7    4,586.7
         Equipment                  739.6    3,662.5   10,126.3   14,528.5
         Office facility             66.5       23.5      214.1      304.1
         Vehicles                    67.9      274.1      143.4      485.3
Total Fixed Asset Expenditures      874.0    3,960.1   15,070.6   19,904.6
Construction Expenditures            --        556.2   17,056.1   17,612.4



Depreciation expense consisted of $.265 million in 2002, $.379 million in 2003 and $1.711 million in 2004 and is included in cost of goods sold on the income statement.

LIQUIDITY AND CAPITAL RESOURCES

The Company's holdings in cash and cash equivalents amounted to $11.52 million at September 30, 2004, an increase of $10.03 million compared to the end of 2003. Accounts receivable balances increased $13.33 million to $20.29 million, reflecting the strong increase in revenues. Inventory levels at the end of fiscal 2004 were $30.30 million, an increase of $22.24 million, which was somewhat higher than the revenue growth rate. There is some seasonality to the business, which the Company believes is the reason for the inventory growth in 2004. May through August is the slower period for Li-ion battery industry sales in China, while September through March are the peak selling months. During the slower May through August period in 2004 the Company built its inventory in anticipation of the peak selling period.

Short Term Loans. The Company has incurred the debt primarily to support construction of its new infrastructure and manufacturing capacity at BAK Industrial Park. The table below outlines these borrowings. Management believes that the maturities of these notes can be extended, and will be rolled into longer term facilities upon completion of construction.



----------------------------- ------------- ------------------- ----------------
                                 Amount
Institution                       ($mm)       Interest Rate       Maturity Date
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     2.42         4.59%                 4/10/2005
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     2.18         4.59%                  4/8/2005
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     1.82         4.54%                 12/7/2004
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     0.60         4.54%                11/28/2004
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     1.21         4.54%                 12/2/2004
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     1.34         4.59%                 3/29/2005
----------------------------- ------------- ------------------- ----------------
China Agriculture Bank        $     2.54         4.59%                 3/30/2005
----------------------------- ------------- ------------------- ----------------
Shenzhen Development Bank     $    12.10         5.84%                  4/1/2005
----------------------------- ------------- ------------------- ----------------
Xingye Bank                   $     2.42         5.31%                 3/11/2005
----------------------------- ------------- ------------------- ----------------
Mingsheng Bank                $     2.54         5.84%                 1/14/2005
----------------------------- ------------- ------------------- ----------------
Total                         $    29.16
----------------------------- ------------- ------------------- ----------------

Notes Payable. These are numerous smaller notes totaling $20.80 million at 9/30/04 and are from China Agriculture Bank and Shenzhen Development Bank.

Income Statement ($)

------------------------------------------- ------------ ------------ ----------
                          Item                FY 2004      FY 2003      FY 2002
------------------------------------------- ------------ ------------ ----------
Revenues                                     64,088,286   20,266,590   3,050,158
------------------------------------------- ------------ ------------ ----------
   less: cost of goods sold                  49,630,238   14,571,849   2,513,633
------------------------------------------- ------------ ------------ ----------
Gross Income                                 14,458,048    5,694,741     536,525
------------------------------------------- ------------ ------------ ----------
   plus: other income                             -            -         411,570
------------------------------------------- ------------ ------------ ----------
   less: selling expense                      1,871,987      442,753      15,984
------------------------------------------- ------------ ------------ ----------
         general and administrative expense   3,957,232    1,362,443     214,097
------------------------------------------- ------------ ------------ ----------
         interest expense                     1,007,516      122,976        -637
------------------------------------------- ------------ ------------ ----------
Operating profit                              7,621,313    3,766,569     718,651
------------------------------------------- ------------ ------------ ----------
   plus: investment income                        -            -           -
------------------------------------------- ------------ ------------ ----------
         other income                             -            -           1,281
------------------------------------------- ------------ ------------ ----------
   less: other expenses                           2,919        1,318         220
------------------------------------------- ------------ ------------ ----------
Pretax Income                                 7,618,394    3,765,252     719,712
------------------------------------------- ------------ ------------ ----------
   less: income tax                             391,965        -           -
------------------------------------------- ------------ ------------ ----------
Net Income                                    7,226,429    3,765,252     719,712
------------------------------------------- ------------ ------------ ----------

Income Statement (%)

------------------------------------------- ----------- ----------- ------------
                          Item                FY 2004     FY 2003     FY 2002
------------------------------------------- ----------- ----------- ------------
Revenues                                       100.0%      100.0%      100.0%
------------------------------------------- ----------- ----------- ------------
  less:  cost of goods sold                    77.4%       71.9%       82.4%
------------------------------------------- ----------- ----------- ------------
Gross Income                                   22.6%       28.1%       17.6%
------------------------------------------- ----------- ----------- ------------
  plus: other income                                                   13.5%
------------------------------------------- ----------- ----------- ------------
  less: selling expense                         2.9%        2.2%        0.5%
------------------------------------------- ----------- ----------- ------------
        general and administrative expense      6.2%        6.7%        7.0%
------------------------------------------- ----------- ----------- ------------
        interest expense                        1.6%        0.6%        0.0%
------------------------------------------- ----------- ----------- ------------
Operating profit                               11.9%       18.6%       23.6%
------------------------------------------- ----------- ----------- ------------
     plus: investment income
------------------------------------------- ----------- ----------- ------------
           other income                                                 0.0%
------------------------------------------- ----------- ----------- ------------
     less: other expenses                       0.0%        0.0%        0.0%
------------------------------------------- ----------- ----------- ------------
Pretax Income                                  11.9%       18.6%       23.6%
------------------------------------------- ----------- ----------- ------------
     less: income tax                           0.6%
------------------------------------------- ----------- ----------- ------------
Net Income                                     11.3%       18.6%       23.6%
------------------------------------------- ----------- ----------- ------------

Balance Sheet


-------------------------------------- ---------- ----------- ------------
         Assets                        9/30/2002  9/30/2003    9/30/2004
-------------------------------------- ---------- ----------- ------------
Current Assets:
-------------------------------------- ---------- ----------- ------------
  Cash on hand & in bank                  93,148   1,493,800   11,527,192
-------------------------------------- ---------- ----------- ------------
  Short term investment
-------------------------------------- ---------- ----------- ------------
  Notes receivable                                                 18,149
-------------------------------------- ---------- ----------- ------------
  Interest receivable
-------------------------------------- ---------- ----------- ------------
  Accounts receivable                  1,346,747   6,960,192   20,291,847
-------------------------------------- ---------- ----------- ------------
  Other receivable                       405,166
-------------------------------------- ---------- ----------- ------------
  Prepaid Expenses                       211,359     725,906    1,332,593
-------------------------------------- ---------- ----------- ------------
  Inventory                            1,087,288   8,057,998   30,295,414
-------------------------------------- ---------- ----------- ------------
       Total current assets            3,143,708  17,237,896   63,465,194
-------------------------------------- ---------- ----------- ------------

-------------------------------------- ---------- ----------- ------------
Fixed assets:
-------------------------------------- ---------- ----------- ------------
  Original cost of the fixed assets      874,017   4,834,088   19,904,680
-------------------------------------- ---------- ----------- ------------
    minus: Accumulated depreciation      265,129     644,558    2,374,245

-------------------------------------- ---------- ----------- ------------
Net Fixed Assets                         608,888   4,189,530   17,530,436
-------------------------------------- ---------- ----------- ------------


-------------------------------------- ---------- ----------- ------------
Construction in process                     -        556,207   17,612,372
-------------------------------------- ---------- ----------- ------------
Disposal of fixed assets

-------------------------------------- ---------- ----------- ------------
       Total fixed assets                608,888   4,745,737   35,142,808
-------------------------------------- ---------- ----------- ------------
Intangible and other assets:
-------------------------------------- ---------- ----------- ------------
  Intangible assets                         -         16,650    3,050,545
-------------------------------------- ---------- ----------- ------------
  Deposits                                  -        141,923
-------------------------------------- ---------- ----------- ------------
  Other long term assets                  26,104
-------------------------------------- ---------- ----------- ------------
  Accounts Receivable--Related Party                  866,693    1,509,712
-------------------------------------- ---------- ----------- ------------
Total intangible and other assets         26,104   1,025,266    4,560,257

-------------------------------------- ---------- ----------- ------------
       Total assets                    3,778,700  23,008,899  103,168,259

-------------------------------------- ---------- ----------- ------------

-------------------------------------- ---------- ----------- ------------
       Liabilities and
     shareholders' equity               9/30/2002  9/30/2003    9/30/2004
-------------------------------------- ---------- ----------- ------------
Current Liabilities
-------------------------------------- ---------- ----------- ------------
  Short term loan                        362,976   3,484,574   29,159,105
-------------------------------------- ---------- ----------- ------------
  Notes payable                                    6,107,418   20,802,970
-------------------------------------- ---------- ----------- ------------
  Accounts payable                       418,360   5,172,150   23,604,590
-------------------------------------- ---------- ----------- ------------
  Salary payable
-------------------------------------- ---------- ----------- ------------
  Welfare payable
-------------------------------------- ---------- ----------- ------------
  Accrued expenses                     1,067,731   1,785,362    5,252,400
-------------------------------------- ---------- ----------- ------------
  Customer Deposits                                  656,350      369,931
-------------------------------------- ---------- ----------- ------------
  Other fee
-------------------------------------- ---------- ----------- ------------
  Other current liabilities
-------------------------------------- ---------- ----------- ------------
     Total current liabilities         1,849,067  17,205,854   79,188,997

-------------------------------------- ---------- ----------- ------------
Long term liabilities:
-------------------------------------- ---------- ----------- ------------
  Long term accounts payable
-------------------------------------- ---------- ----------- ------------
  Notes payable, due after 1 year                    120,992      181,488

-------------------------------------- ---------- ----------- ------------
  Other long term liability
-------------------------------------- ---------- ----------- ------------
      Total long term liability                      120,992      181,488

-------------------------------------- ---------- ----------- ------------
Deferred tax:
-------------------------------------- ---------- ----------- ------------
  Debit balance of deferred
  tax
-------------------------------------- ---------- ----------- ------------
Total liabilities                      1,849,067  17,326,846   79,370,485
-------------------------------------- ---------- ----------- ------------

-------------------------------------- ---------- ----------- ------------
Shareholders' equity:
-------------------------------------- ---------- ----------- ------------
  Capital stock                        1,209,921   1,209,921   12,099,214
-------------------------------------- ---------- ----------- ------------
  Paid in capital
-------------------------------------- ---------- ----------- ------------
   Retained earnings                     719,712   4,472,132   11,698,560
-------------------------------------- ---------- ----------- ------------
     Total shareholders' equity        1,929,633   5,682,053   23,797,774

-------------------------------------- ---------- ----------- ------------
Liabilities and                        3,778,700  23,008,899  103,168,259
shareholders' equity
-------------------------------------- ---------- ----------- ------------

PART 9:  PROJECTED FINANCIAL INFORMATION


DISCLAIMER

This document contains statements about future events and expectations which are characterized as forward-looking statements. Forward-looking statements are based upon management's beliefs, assumptions and expectations of the Business' future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include those discussed in other sections of this document (See "Forward Looking Statements" in Part 8).

The words believe, may, will, should, anticipate, estimate, expect, intends, objective or similar words or the negatives of these words are intended to identify forward-looking statements. Any forward-looking statements are hereby qualified entirely by these cautionary factors.

EXCHANGE RATE

For the purposes of these discussions, an exchange rate for the Chinese Renminbi of 8.265 per U.S. dollar was used for all years.

KEY ASSUMPTIONS

The Company assumes that growth over the next several years will be from [*****], supplemented by [*****]. Revenues for the older steel case cells are projected [*****] than historical rates in 2005, 2006 and 2007; [*****], the other newer segments are projected to [*****] during the same period.

Revenue Growth                       2002           2003           2004            2005           2006            2007
-----------------------         --------------- -------------- -------------- --------------- -------------- ---------------
Steel case cell                       NA           552.7%         154.9%           3.4%          [*****]        [*****]
Aluminum case cell                    NA             NA           4657.8%         215.8%         [*****]        [*****]
Cylindrical cell                      NA             NA           195.3%         4493.7%         [*****]        [*****]
Power battery                         NA             NA             NA              NA           [*****]        [*****]
Polymer cell                          NA             NA             NA              NA           [*****]        [*****]
                                --------------- -------------- -------------- --------------- -------------- ---------------
                                      NA           564.5%         216.2%          71.8%          [*****]        [*****]

As a result, overall revenues are projected to reach $110 million in 2005, a 71.8% increase over 2004.

Revenues (in $000)                   2002           2003           2004            2005           2006            2007
-----------------------         --------------- -------------- -------------- --------------- -------------- ---------------
Steel case cell                     $3,050         $19,906        $50,750        $52,480         [*****]        [*****]
Aluminum case cell                    -              275          13,084          41,321         [*****]        [*****]
Cylindrical cell                      -              86             254           11,668         [*****]        [*****]
Power battery                         -               -              -            4,634          [*****]        [*****]
Polymer cell                          -               -              -              -            [*****]        [*****]
                                --------------- -------------- -------------- --------------- -------------- ---------------
                                    $3,050         $20,267        $64,088        $110,103        [*****]        [*****]

Unit prices on aluminum case and cylindrical cells are expected to rebound in 2005 after several years of decline, before decreasing again in 2006 and 2007. Prior to 2005, the Company sold its aluminum case product primarily into the replacement market, a lower price, lower gross margin business. However, because of the higher quality and associated costs of the OEM market, these unit prices are projected to increase in 2005. Doctor Mao, the new CTO, has had prior success in gaining certification from Motorola for OEM sales while at his previous employer, tianjin lishen. He is now in charge of the certification for BAK with Motorola, and it is estimated that the Company will begin to supply the OEM market during 2005. After 2005, the Company believes it will need to continue to reduce prices to remain competitive.

[*****]


[*****]

Mirroring price increases related to the move into the OEM market, unit costs are projected to increase in 2005 before falling in 2006 and 2007. After 2005, the Company believes it will be able to reduce unit costs through efficiencies gained with higher volume manufacturing and replacement of higher cost ingredients (such as cobalt) in its batteries.

[*****]

[*****]

Because the percentage increase in projected unit costs for aluminum case and steel case batteries [*****] projected unit price increases in 2005, gross margins in the Company are projected to [*****]. The introduction of the newer, [*****] results in a blended gross margin that [*****].

[*****]

Selling and general and administrative expenses are projected to decline slowly as a percent of revenues, based on management's prior experience. The Company will benefit from the completion of BAK Industrial Park, consolidation of its factories and the associated efficiencies gained.

Interest expense projections are based primarily on the Company's projected debt levels associated with the completion of the Company's new facilities. Upon completion, current short term debt is projected to be converted into longer term borrowings. The Company anticipates renewable 5 year loans from the China Agriculture Bank at rates which are priced at a spread over the China Central Bank interest rate.

Tax rate. Because the company is located in the Shenzhen Special Enterprise Zone, the company receives favorable tax treatment. The Company paid no income tax during the first two years of operation, and then half the standard tax, or 7.5%, through 2006. The reason for the difference between the 7.5% or 15% tax rates projected and those reported in 2004 through 2007 is that the income tax is applied on a calendar year basis, and the Company's data reported here is on a September 30 fiscal year basis.

Dividends. BAK has not paid any dividends in the past and for the purposes of these projections does not anticipate paying any dividends.

Historical and Projected Income Statement ($)

Shenzhen BAK Battery Co., Ltd.                                                                                US$ (000)

                             Actual          Actual           Actual         Projected        Projected        Projected
                               FY              FY               FY               FY               FY              FY
          Item                2002            2003             2004             2005             2006            2007
-------------------------    ---------    ------------    -----------    -------------    --------------    -----------
Revenues                     3,050.2        20,266.6         64,088.3        110,103.3         [*****]          [*****]

    less: cost of goods      2,513.6        14,571.8         49,630.2         87,336.0         [*****]          [*****]
    sold

Gross Income                  536.5          5,694.7         14,458.0         22,767.3         [*****]          [*****]

    plus: other income        411.6                                              -                -                -

    less: selling expense     16.0            442.8           1,872.0         2,747.0          [*****]          [*****]

        general and
        administrative        214.1          1,362.4          3,957.2         5,303.0          [*****]          [*****]
        expense

        interest expense      -0.6            123.0           1,007.5         1,624.0          [*****]          [*****]

Operating Profit              718.7          3,766.6          7,621.3         13,093.3         [*****]          [*****]

    plus: investment
    income

        other income           1.3

    less: other expenses       0.2             1.3              2.9

Pretax Income                 719.7          3,765.3          7,618.4         13,093.3         [*****]          [*****]

    less: income tax                                            392.0            982.0         [*****]          [*****]

Net Income                    719.7          3,765.3          7,226.4         12,111.3         [*****]          [*****]

NOTE:  Differences due to rounding

Historical and Projected Income Statement (%)

Shenzhen BAK Battery Co., Ltd.

                               Actual          Actual         Actual         Projected        Projected      Projected
                                 FY              FY             FY               FY              FY             FY
          Item                  2002            2003           2004             2005            2006           2007
-------------------------    ---------    ------------    -----------    -------------    --------------    -----------
Revenues                      100.0%          100.0%          100.0%           100.0%          [*****]        [*****]

    less: cost of goods        82.4%           71.9%           77.4%            79.3%          [*****]        [*****]
    sold

Gross Income                   17.6%           28.1%           22.6%            20.7%          [*****]        [*****]

    plus: other income         13.5%

    less: selling expense       0.5%            2.2%            2.9%             2.5%          [*****]        [*****]

        general and
        administrative          7.0%            6.7%            6.2%             4.8%          [*****]        [*****]
        expense

        interest expense        0.0%            0.6%            1.6%             1.5%          [*****]        [*****]

Operating Profit               23.6%           18.6%           11.9%            11.9%          [*****]        [*****]

    plus: investment
    income

        other income            0.0%

    less: other expenses        0.0%            0.0%           0.0%

Pretax Income                  23.6%           18.6%           11.9%            11.9%          [*****]        [*****]

    less: income tax                                            0.6%             0.9%          [*****]        [*****]

Net Income                     23.6%           18.6%           11.3%            11.0%          [*****]        [*****]
